UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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CAMDEN PROPERTY TRUST
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2020 Proxy Statement 1

CAMDEN
Living Excellence

CAMDEN SHADY GROVE
Camden Shady Grove – Rockville, MD

FORTUNE 100 BEST COMPANIES TO WORK FOR®

Camden Property Trust

2020 PROXY STATEMENT
Notice of Annual Meeting of Shareholders

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Wednesday, May 13, 2020 at 9:00 a.m. Central Time.

Where:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

Matters to be Voted on:	✓ Elect ten Trust Managers to hold office for a one-year term.
✓ Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2020.
✓ Hold an advisory vote on executive compensation.
✓ Act on any other matter which may properly come before the meeting.

Who Can Vote:	Shareholders who are holders of record of common shares at the close of business on March 16, 2020 will be entitled to vote at the annual meeting.

Contact:	Please contact Investor Relations at (800) 922-6336 or (713) 354-2787 with any questions.

By Order of the Board of Trust Managers,
/s/ Josh Lebar
Josh Lebar Senior Vice President-General Counsel and Secretary March 24, 2020

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on May 13, 2020
The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the Investors' section of our website at www.camdenliving.com under “SEC Filings”.

Important Notice Regarding COVID-19

Given the public health and safety concerns related to COVID-19, Camden is currently contemplating the possibility of conducting a "virtual" shareholder meeting through the internet or other electronic means in lieu of an in-person meeting. We will notify you of any decision to conduct a "virtual" meeting and provide clear directions as to the logistical details of the "virtual" meeting, including how shareholders can remotely access, participate in, and vote at such meeting.

2020 Proxy Statement

TRUST MANAGERS’ LETTER TO SHAREHOLDERS	1	Determination of Compensation	27
		Elements of Total Annual Direct Compensation	29
Q&A WITH LEAD INDEPENDENT TRUST MANAGER	2	2019 Compensation Decisions	35
		Policy Regarding Clawback of Compensation	35
PROXY SUMMARY	3	Deferred Compensation Plans and Termination Payments	35
Meeting Agenda and Voting Recommendations	3
Trust Manager Nominee Highlights	4	Employment Agreements	36
Governance Highlights	5	Compensation Policies and Practices Relating to Risk Management	36
2019 Business Highlights	6
Key Points on Our Executive Compensation Program	7	Compensation Tables	38
Key Compensation Practices	9	Summary Compensation Table	38
GOVERNANCE OF THE COMPANY	10	Grant of Plan Based Awards	41
Board Independence and Meetings	10	Employment Agreements	42
Board Leadership Structure; Board Role in Risk Oversight	10	Outstanding Equity Awards at Fiscal Year-End	42
		Stock Vested - Fiscal 2019	43
Executive Sessions	12	Non-Qualified Deferred Compensation	43
Board Meetings and Board Committees	12	Potential Payments Upon Termination or Change in Control	45
Consideration of Trust Manager Nominees	14
Guidelines on Governance and Codes of Ethics	15	CEO Compensation Pay Ratio	46
Communication with the Board	16	Equity Compensation Plans	47
Share Ownership Guidelines	16	PROPOSAL 1 - ELECTION OF TRUST MANAGERS	48
Short Selling and Hedging Prohibition	17
BOARD COMPENSATION	17	Required Vote	53
EXECUTIVE OFFICERS	20	AUDIT COMMITTEE INFORMATION	54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21	Report of the Audit Committee	54
		Independent Registered Accounting Firm Fees	55
EXECUTIVE COMPENSATION	24	Pre-Approval Policies and Procedures	56
Compensation Committee Report	24	PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
Compensation Committee Interlocks and Insider Participation	24

Compensation Discussion and Analysis Overview	25	PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	57
Pay for Performance	25
Key Executive Compensation Performance Metrics of Achievement	26	INFORMATION ABOUT VOTING AND THE ANNUAL MEETING	58

Company's Compensation Philosophy	26	SHAREHOLDER PROPOSALS AND TRUST MANAGER NOMINATIONS	62

The Board of Trust Managers of Camden Property Trust (the “Company” or “Camden”) is soliciting proxies to be used at our annual meeting. The proxy materials are first being sent on or about March 24, 2020 to all shareholders of record as of March 16, 2020, which is the record date for the annual meeting. The complete mailing address of the Company's executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

2020 Proxy Statement

A LETTER TO CAMDEN'S SHAREHOLDERS
from Our Board of Trust Managers

March 24, 2020

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe the Company’s strong balance sheet, sound strategic business plan, solid operating performance, and the Company's culture and employees are all key factors in the Company’s continued success.

Our Board is comprised of a highly-qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, complementing our independent Trust Managers. Good corporate governance, fostered by a high performing board culture, is vital to the Company and its shareholders, and we are committed to our Board being a strategic asset of the Company by ensuring each of our Board members brings a strong balance of varying perspectives, capabilities, skill sets, diversity, and experience to their role. Our corporate governance policies provide that generally an independent Trust Manager will not be nominated for re-election as a Trust Manager following the Trust Manager's 75th birthday. As a result of this policy, William B. McGuire, Jr. will retire from the Board effective as of the time of the 2020 annual meeting of shareholders and, in anticipation of this retirement, Mark D. Gibson was appointed to the Board effective February 20, 2020. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 48 of this proxy statement.

Our Board believes that consistently strong operating results and a management team whose interests are aligned with those of our shareholders equate to long-term shareholder value creation.  Accordingly, we link, through our annual bonus program and the grant of performance and long-term equity-based incentive awards, a substantial portion of the compensation opportunities for our executive officers to performance and long-term shareholder value.

We appreciate and value your interest, investment and support. To the extent you have any thoughts, concerns or recommendations, they should be addressed to:

Lead Independent Trust Manager
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, TX 77046

Thank you for your confidence in us and your continued support of the Company.

Sincerely,
Camden’s Board of Trust Managers

Richard J. Campo	Renu Khator	Frances Aldrich Sevilla-Sacasa

Heather J. Brunner	William B. McGuire, Jr.	Steven A. Webster

Mark D. Gibson	D. Keith Oden	Kelvin R. Westbrook

Scott S. Ingraham	William F. Paulsen

2020 Proxy Statement 1

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board's role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks that might impact the Company, and oversees the establishment and maintenance of appropriate financial and internal controls. While assuring that the very positive culture of outstanding corporate governance is preserved, we are focused on regular, strong performance-related metrics, always mindful of the long-term goals and objectives of the Company and its shareholders.

What is the role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 11 of this proxy statement. The Lead Independent Trust Manager serves as the principal liaison between the Company’s Chairman of the Board/CEO and our independent Trust Managers, and presides at any meetings at which the Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, the Lead Independent Trust Manager takes a leadership role in identifying issues for the Board to consider and, working with the Chairman of the Board/CEO, establishes the agenda for each meeting; assuring that the Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. I believe that it is important the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. The Lead Independent Trust Manager takes the primary role in providing feedback to the Company’s Chairman of the Board/CEO with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. In addition, as part of the Board's continuous improvement and evaluation process, the Lead Independent Trust Manager meets with each Independent Trust Manager to solicit input regarding any actions the Board and Trust Managers can take to elevate our performance. Camden is committed to effective shareholder communication and the Lead Independent Trust Manager serves as the primary contact for any shareholders wishing to communicate directly with the Board.

The Company’s Chief Executive Officer also serves as its Chairman of the Board. Do you believe that is an appropriate and effective structure for the Company?

We believe at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Trust Manager, provides the appropriate leadership and oversight of the Company and facilitates the effective functioning of both the Board and the Executive Management team. The Board believes its responsibility to shareholders requires the Board retain the flexibility to determine the best leadership structure for the Company under any set of circumstances and personnel. By making decisions based on context, the Board is better able to make determinations in the best interests of shareholders, including those related to the Company’s Board leadership structure.
Any Closing Thoughts?
On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a further commitment to review our performance in an ongoing effort to identify and implement policies and practices which enable us to fulfill our oversight responsibilities and enhance our corporate governance program as appropriate. We very much value your support and sincerely appreciate and thank you for the trust and confidence you have placed in us.

Sincerely,
Kelvin R. Westbrook
Lead Independent Trust Manager
Camden Property Trust

2020 Proxy Statement 2

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item 1	Election of Trust Managers
	✓ The Board of Trust Managers recommends you vote FOR the election of these nominees.
Shareholders are being asked to elect 10 Trust Managers. The Company’s Trust Managers are elected for a term of one year by a majority of the votes cast. Additional information about each Trust Manager nominee and his or her qualifications may be found beginning on page 48.

				Committee Memberships
Name	Age	Trust Manager Since	Primary Occupation	Independent	A	C	N&G	E
Richard J. Campo	65	1993	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company
Heather J. Brunner	51	2017	Chairwoman of the Board and CEO of WP Engine	✓	✓
Mark D. Gibson	61	2020	Chief Executive Officer, Capital Markets, Americas of Jones Lang LaSalle	✓
Scott S. Ingraham	66	1998	Private Investor and Strategic Advisor	✓	✓	✓	✓	✓
Renu Khator	64	2017	Chancellor of University of Houston System and President of University of Houston	✓	✓
D. Keith Oden	63	1993	Executive Vice Chairman of the Board
William F. Paulsen	73	2005	Private Investor	✓
Frances Aldrich Sevilla-Sacasa	64	2011	Private Investor	✓
Steven A. Webster	68	1993	Managing Partner, AEC Partners	✓		✓	✓
Kelvin R. Westbrook	64	2008	President and CEO of KRW Advisors, LLC	✓				✓
A: Audit Committee C: Compensation Committee N&G: Nominating & Corporate Governance Committee E: Executive Committee Chair ✓ Member

Item 2	Ratification of Independent Registered Public Accounting Firm	Item 3	Advisory Vote to Approve Executive Compensation
✓ The Audit Committee of the Board of Trust Managers recommends that you vote FOR this proposal.
We are asking shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for 2020. Information on fees paid to Deloitte in 2018 and 2019 can be found on page 55.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to vote, in an advisory manner, to approve the executive compensation of our Named Executive Officers as described in the sections titled “Compensation Discussion and Analysis” beginning on page 25, the 2019 Summary Compensation Table on page 38, the accompanying compensation tables and the related narrative disclosures.

2020 Proxy Statement 3

TRUST MANAGER NOMINEE HIGHLIGHTS

Our Trust Manager nominees bring a balance of experience and perspective. We believe our Trust Manager nominee demographic is positive and enhances our goal to develop a culture of strong corporate governance.

INDEPENDENCE
80%	20%

2020 Proxy Statement 4

GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability and help maintain public trust in the Company. The Governance section beginning on page 10 describes our governance framework, which includes the following highlights:

●	10 Trust Manager Nominees	●	Regular Trust Manager Performance Assessment
●	8 Independent Trust Manager Nominees	●	Independent Audit, Compensation, and Nominating and Corporate Governance Committees
●	Annual Election of Trust Managers by Majority Vote	●	Regular Executive Sessions of Independent Trust Managers
●	Prohibition on Trust Managers Seeking Re-Election after age 75	●	Risk Oversight by Full Board and Committees
●	Robust Trust Manager Nominee Selection Process	●	Anti-Hedging Policy
●	Lead Independent Trust Manager	●	Share Ownership Guidelines
●	Commitment to Board refreshment, with two new independent Trust Managers in 2017 and one new independent Trust Manager in 2020

2020 Proxy Statement 5

2019 BUSINESS HIGHLIGHTS

We have reshaped our portfolio over the past several years through strategic capital recycling and have experienced internal growth from our operating portfolio. We believe this has resulted in better operational efficiencies and overall Company performance. Our key 2019 performance achievements are as follows:

●
Funds From Operations (“FFO”)[1] for the twelve months ended December 31, 2019 totaled $5.04 per diluted share or $505.4 million. Excluding a one time $0.12 per share charge relating to early retirement of debt, FFO was $5.16 per diluted share, as compared to the midpoint of our original guidance of $5.07 per diluted share.

●	2019 Same Property Net Operating Income (“NOI”)[1] increased 4.7%, ahead of the midpoint of our original guidance of 3.3%.
●
We completed construction on two communities with a total cost of $121.3 million, stabilized three communities with a total cost of $294.1 million, and commenced construction on three new consolidated communities and one joint venture community with a total budgeted cost of $323.0 million.

●
We acquired four operating properties: Camden Old Town Scottsdale, comprised of 316 apartment homes, located in Scottsdale, Arizona for approximately $97.1 million, Camden Rainey Street, comprised of 326 apartment homes, located in Austin, Texas for approximately $120.4 million, Camden Carolinian, comprised of 186 homes located in Raleigh, North Carolina for approximately $75.1 million, and Camden Highland Village, comprised of 552 homes located in Houston, Texas for approximately $147.2 million.

●
We acquired approximately 4.3 acres of land in Charlotte, North Carolina for approximately $10.9 million for the development of a community with 400 wholly-owned apartment homes, 11.6 acres of land in Tempe, Arizona for approximately $18.0 million for the development of a community with 400 wholly owned apartment homes, and approximately 2.3 acres of land in Houston, Texas for approximately $8.0 million for the future development of approximately 300 apartment homes.

●
We sold our Corpus Christi, Texas portfolio comprised of two wholly-owned communities with 632 apartment homes, and one joint venture community with 270 apartment homes for net proceeds to the Company of approximately $75.0 million.

●	We maintained our senior unsecured debt ratings of A- & A3 from Fitch and Moody's, respectively. Standard and Poor's upgraded our rating to A-1 during the year.
●	We repaid $484.6 million of our secured conventional mortgage notes, and all of our properties were unencumbered following the repayments.
●	We redeemed all of our $250.0 million senior unsecured notes due 2021.
●
We amended and restated our $600 million unsecured credit facility to, among other things, extend the maturity date from August 2019 to March 2023, with two options to further extend the facility at our election for two additional six month periods, and increase the facility from $600 million to $900 million, which may be expanded three times by up to an additional $500 million upon satisfaction of certain conditions.

●
We issued $600 million senior unsecured notes under the Company's existing shelf registration statement. These 10-year notes were offered to the public at 99.751% of par value with a coupon of 3.150% and a yield to maturity of 3.179%. After giving effect to the settlement of in-place swap agreements and deducting the underwriting discounts and other estimated expenses of the offering, the all-in effective annual interest rate on these notes is approximately 3.67%. We also issued $300 million senior unsecured notes under the Company's existing shelf registration statement. These 30-year notes were offered to the public at 99.941% of par value with a coupon of 3.350% and a yield to maturity of 3.353%. After giving effect to the net underwriting costs and other estimated expenses, the all-in effective annual interest rate on these notes is approximately 3.41%.

●
We issued approximately 3.4 million common shares in an underwritten equity offering, as well as 0.2 million shares issued under our ATM Program, and received approximately $353.2 million in net proceeds.

●
We paid an annualized dividend of $3.20 per share. In the first quarter of 2020, the Board declared a first quarter 2020 dividend of $0.83 per common share, a 3.75% increase to the Company's prior quarterly dividend.

1 A reconciliation of net income attributable to common shareholders to FFO, diluted EPS to FFO diluted per share, net income to NOI and same property net operating income for the year ended December 31, 2019 is contained in the Company’s 2019 Annual Report on Form 10-K and/or in its earnings release furnished on a Current Report on Form 8-K filed on January 30, 2020.

2020 Proxy Statement 6

KEY POINTS ON OUR EXECUTIVE COMPENSATION PROGRAM

●
Our Named Executive Officers’ annual incentives are directly tied to the achievement of pre-established corporate and individual performance objectives. In 2019, payouts for our executives were 148% of target, displaying alignment with actual performance, as discussed in the section "Short-Term Incentives," beginning on page 29.

●
All of our Named Executive Officers elected to receive 50% of their 2019 bonus in shares and the majority of their compensation opportunity is tied to share price growth, which we believe directly ties their financial interests to those of our shareholders.

2020 Proxy Statement 7

Return to Shareholders

The Company's focus has always been on long-term performance and we are pleased our total return to shareholders delivered positive returns as shown below:

Camden Total Shareholder Return

Total shareholder returns are presented as of December 31, 2019 and calculated assuming dividend reinvestment in our common shares. (Source: S&P Global Market Intelligence)

The Company also has a long history of maintaining or increasing annual distributions to shareholders, as shown below.

5 Year Annual Distribution History1

1 Annualized dividend rate based upon the dividends on a Camden common share approved by the Board for the applicable year (not when the dividend was actually paid) and excludes a special cash dividend of $4.25 per share paid on September 30, 2016 consisting of gains on dispositions of properties.

$1.8B
Returned to Shareholders from 2015 through 20192

2 Includes a special cash dividend of $4.25 per common share paid to our shareholders of record as of September 23, 2016.

2020 Proxy Statement 8

Directional Relationship Between Pay and Key Metrics

The following illustrates the directional relationship between Company performance, based on three of our key operating metrics (FFO, NOI and Net Debt/Adjusted EBITDA ratio), and the compensation of our CEO1.

FFO (in millions)	NOI (in millions)	Net Debt/Adjusted EBITDA Ratio[2]	CEO Total Compensation (in millions)
1 See Summary Compensation Table at Page 38 for calculation.

2 Net Debt/Adjusted EBITDA Ratio is defined by the Company as the average notes payable less the average cash balance and short-term investments over the period (“Net Debt”) divided by Adjusted EBITDA (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”), including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA for the year ended December 31, 2019 is contained in the Company's earnings release furnished on a Current Report on Form 8-K filed on January 30, 2020.

KEY COMPENSATION PRACTICES

WHAT WE DO

✓ Classify a significant portion of our Named Executive Officers’ total pay as equity awards to promote retention and tie the value of these awards to future Company share price performance
✓ Use pre-determined objectives to determine Named Executive Officer compensation
✓ Apply sizable share ownership guidelines for Named Executive Officers
✓ Prohibit Named Executive Officers from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, or collar)
✓ In-depth review of CEO’s and other Named Executive Officers’ goals and performance by an independent Compensation Committee made up of members of the Company’s Board of Trust Managers
✓ Utilize an independent compensation consultant
✓ Subject cash incentives and equity awards to clawback and forfeiture provisions

2020 Proxy Statement 9

GOVERNANCE OF THE COMPANY
Board Independence and Meetings

The Board believes the purpose of corporate governance is to ensure Camden maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board believes promote this purpose, are sound, and represent best practices. The Board continually reviews these governance practices, the rules and listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.
Currently, the Board has eleven members from which our Board has selected ten nominees for election at the annual meeting, including nine who are seeking reelection and Mr. Gibson who is standing for election by our shareholders for the first time. Mr. McGuire will retire from the Board effective at the time of the annual meeting in connection with the Company’s corporate governance policy providing generally that independent Trust Managers will not be nominated for re-election as a Trust Manager following their 75th birthday. The Board will reduce the size of the Board to ten members effective immediately following Mr. McGuire’s resignation from the Board.

To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on the NYSE and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts of interest or the appearance of conflicts of interest. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
Board Leadership Structure; Board Role in Risk Oversight

Of the eight independent Trust Managers nominated for election at the annual meeting, four are currently serving or have served as a CEO and/or chairman of the board of public companies. With respect to the Company’s four other independent Trust Manager nominees, one was the founder and has been the CEO or senior executive of large media companies, one has been a senior executive of an international financial institution and has been the dean of a large public school of business administration, one is the CEO and Chairwoman of a privately-held technology company, and one is the Chancellor of a large public university system. Accordingly, we believe all of the Company’s independent Trust Manager nominees have demonstrated leadership in large enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Manager nominees, see “Proposal 1 - Election of Trust Managers” in this proxy statement.
The Board currently has three committees comprised solely of independent Trust Managers - Compensation, Nominating and Corporate Governance, and Audit - with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman of the Board and CEO, Executive Vice Chairman of the Board and other Named Executive Officers; (b) the Nominating and Corporate Governance Committee is responsible for Company succession planning and monitors Board performance, best practices in corporate governance and the composition of the Board and its committees; and (c) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the applicable committee in fulfilling these responsibilities.
The entire Board is actively involved in overseeing risk management; however, the Audit Committee charter provides for the Audit Committee to discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity, and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s CEO, Executive Vice Chairman of the Board, President and Chief Operating Officer, Chief Financial Officer, and other officers as the Board may deem appropriate.

2020 Proxy Statement 10

In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be associated with the Company's executive compensation programs. We believe the leadership structure of the Board supports the Board’s effective oversight of risk management.
In accordance with the Company’s Bylaws and Guidelines on Governance, the Board is responsible for selecting the CEO and the Chairman of the Board. The Company’s Bylaws provide the Board will annually select the Chairman of the Board based upon such criteria as the Nominating and Corporate Governance Committee of the Board recommends and the Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and CEO should be combined or separated based upon the Company’s needs and the strengths and talents of our executives at any given time.
Since the Company’s IPO in 1993, the Company’s Chairman of the Board has also served as its CEO. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served either as President or Executive Vice Chairman of the Board, and in each position has responsibility for the management of the Company’s operations. Messrs. Campo and Oden are the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman of the Board and CEO has eliminated the potential for confusion or duplicated efforts. The Company’s Guidelines on Governance require the appointment of a Lead Independent Trust Manager. The Lead Independent Trust Manager is elected annually by our independent Trust managers. We believe the Company has been well-served by this leadership structure and having one person serve as CEO and Chairman of the Board, coupled with a Lead Independent Trust Manager, is best for the Company and our shareholders.
Under the Company’s Bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of and between Board meetings. Under the Company’s Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman of the Board, the Lead Independent Trust Manager, or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:

●	presiding at all meetings of the Board at which the Chairman of the Board is not present;
●
convening, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board any feedback, as appropriate;

●	assisting in the recruitment of Board candidates;
●	serving as principal liaison between the independent Trust Managers and the Chairman of the Board;
●	communicating with Trust Managers between meetings when appropriate;
●	consulting with the Chairman of the Board regarding the information, agenda and schedules of the meetings of the Board;
●	monitoring the quality, quantity and timeliness of information sent to the Board;
●	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
●	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;
●	recommending to the Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
●	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
●	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman of the Board.

2020 Proxy Statement 11

Executive Sessions
Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session to be scheduled. The Lead Independent Trust Manager presides over these executive sessions. We believe the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” when a company does not have an independent board chairman.
We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:

●
monitoring the performance of the Board and developing a high-performing Board by helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;

●	developing a productive relationship with the Chairman of the Board/CEO and ensuring effective communication between the Chairman of the Board/CEO and the Board; and
●	supporting effective shareholder communications.

As part of the review of the Company’s corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) annually evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.
Board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. Our CEO serves as Chairman of the Board but the Board committees (other than the Executive Committee) are composed of and chaired by independent Trust Managers. In addition, our Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers. We believe this is the optimal board leadership structure for the Company and our shareholders.
Board Meetings and Board Committees

All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2019. We encourage all of our Trust Managers to attend the annual meeting and all of our Trust Managers who served during 2019 were present at last year’s annual meeting.
The following table identifies each committee of the Board, its members during 2019, its key functions and the number of meetings held during 2019. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees satisfies the applicable independence requirements of applicable law, the SEC and NYSE. Each committee reviews its respective written charter on an annual basis.

2020 Proxy Statement 12

Committee	Key Responsibilities	Members	2019 Meetings
Camden Property Trust Board of Trust Managers	● Strategic oversight; ● Corporate governance; ● Shareholder advocacy; and ● Risk oversight	Chair: Richard J. Campo Independent Lead Trust Manager: Kelvin R. Westbrook	6
Audit Committee Report: Page 54 Charter last amended February 15, 2019.
● Oversee the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;
● Supervise the Company’s internal audit function;
● Oversee the independent registered public accounting firm’s qualifications, independence, and performance;
● Appoint and replace the independent registered public accounting firm, approving the engagement fee of such firm, and pre-approving audit services and any permitted non-audit services; and
● Review, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.

During 2019, no member of the Audit Committee served on more than two other public company audit committees.
		Chair: Frances Aldrich Sevilla-Sacasa [1] Members: ● Heather J. Brunner [1] ● Scott S. Ingraham [1] ● Renu Khator [1]	5
Compensation Committee Report: Page 24 Charter last amended July 24, 2019	● Establish the Company’s general compensation philosophy and oversee the Company’s compensation programs and practices; ● Review and approve corporate goals and objectives relevant to the compensation of Named Executive Officers, evaluate annually the performance of the Named Executive Officers in light of the goals and objectives, and determine the compensation level of each Named Executive Officer based on this evaluation; and ● Review and approve any employment, severance and termination agreements, or arrangements to be made with any Named Executive Officer.	Chair: William F. Paulsen [2] Members: ● Renu Khator [2] ● Steven A. Webster	3
Nominating and Corporate Governance Committee Charter last amended October 28, 2015	● Recommend new Trust Managers to serve on the Company's Board; ● Select the Trust Manager nominees for election at meetings of shareholders; ● Ensure the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company; and ● Develop and implement policies and processes regarding corporate governance matters, including the review, approval, or ratification of any transactions between the Company and any Trust Manager or executive officer.	Chair: William B. McGuire, Jr. [3] Members: ● Heather J. Brunner [3] ● Scott S. Ingraham	1
Executive Committee	● Approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and ● Exercise all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law.	Chair: Richard J. Campo Members: ● William F. Paulsen [4] ● Kelvin R. Westbrook	—
1 Mses. Sevilla-Sacasa, Brunner and Khator, and Mr.Ingraham are each an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on their expertise in accounting and financial management.
2 Ms. Khator was appointed as the chair of our Compensation Committee effective February 20, 2020, replacing Mr. Paulsen, who is no longer a member of the Committee. Mr. Ingraham was also added to the Compensation Committee effective February 20, 2020.

3 Mr. McGuire will retire from the Board effective as of the time of the 2020 annual meeting of shareholders and Ms. Brunner was appointed as the chair of our Nominating and Corporate Governance Committee effective February 20, 2020. Mr. Webster was also added to the Nominating and Corporate Governance Committee effective February 20, 2020.

4 Mr. Ingraham was added to the Executive Committee effective February 20, 2020, replacing Mr. Paulsen, who is no longer a member of the Committee.

2020 Proxy Statement 13

Consideration of Trust Manager Nominees

Shareholder Recommended Director Candidates. The policy of the Nominating and Corporate Governance Committee is to consider all properly submitted shareholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating and Corporate Governance Committee will apply the same criteria to all candidates it considers, including any candidates recommended by shareholders. Any Trust Manager candidate recommended for consideration to the Nominating and Corporate Governance Committee by a shareholder should include the name and qualifications for Board membership of the individual becoming recommended as a Trust Manager candidate and should be addressed to the corporate secretary at the address listed below. Shareholders recommending candidates for consideration by the Board in connection with the next annual meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.

Corporate Secretary Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

Shareholders who wish to nominate a person for election as a Trust Manager in connection with an annual meeting of shareholders (as opposed to making a recommendation to the Nominating and Corporate Governance committee as described above) must deliver written notice to our Corporate Secretary in the manner described in Section 3.4 of Article III of the Company’s Fourth Amended and Restated Bylaws and within the time periods set forth at the end of this Proxy Statement under the section “Shareholder Proposals and Trust Manager Nominations.”
Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee assesses whether any vacancies on the Board are expected. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will use a variety of methods to identify and evaluate nominees for Trust Manager. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board. The Nominating and Corporate Governance Committee followed these procedures as well as the criteria described below in connection with the appointment of Mark D. Gibson as Trust Manager. Mr. Gibson was initially identified as a potential Trust Manager candidate separately by D. Keith Oden and Scott S. Ingraham.
Trust Manager Qualifications. The Company’s Guidelines on Governance contain Board membership criteria which the Nominating and Corporate Governance Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating and Corporate Governance Committee works with the Board to determinate the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters applicable to real estate investing and operations. However, the Nominating and Corporate

2020 Proxy Statement 14

Governance Committee supports the unique perspective leaders from other industries can bring to the Company. The Nominating and Corporate Governance Committee also considers a number of other factors, including a general understanding of business operations, finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. See the discussion starting on page 48 for a description of the key qualifications of each nominee.

Limits on Service on Other Boards. In the Company’s Guidelines on Governance, the Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on Camden’s Board. To this end, the Company’s Guidelines on Governance provide employee Trust Managers may not serve on more than two public company boards in addition to Camden’s Board. Neither of the Company’s two employee Trust Managers currently serve on other public company boards. Individuals who serve on five or more other public company boards will not normally be asked to join Camden's Board and individuals who serve on more than two other public company audit committees will not normally be asked to join Camden’s Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on Camden’s Board or Camden’s Audit Committee.
Board Refreshment. To help facilitate the periodic refreshment of our Board, the Nominating and Corporate Governance Committee regularly works with the Board to review the characteristics, skills, and experiences that it believes are desirable to be represented on the Board. On an annual basis, the Board and the Nominating and Corporate Governance Committee also evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of Trust Managers which can best perpetuate the success of the Company and assessing whether there are gaps on the Board that need to be filled. These conversations, as well as the annual Board and committee self-evaluations, aim to increase Board effectiveness and inform Board refreshment efforts. The Board also enables planned refreshment through its maintenance of a mandatory retirement age for directors as discussed below. This refreshment process resulted in two new independent Trust Managers added to the Board in 2017 and one new independent Trust Manager added to the Board in 2020.
Term Limits; Retirement Age. Trust Managers hold office for one-year terms. The Company’s Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. As a result of this practice, Mr. McGuire is retiring from the Board effective as of the time of the 2020 annual meeting of shareholders. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so.
The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders, and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.
Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues, which guidelines are available on the Investors' section of the Company’s website at www.camdenliving.com. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership of certain officers. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers, and employees resolve ethical issues in an increasingly complex business environment, which is available on the Investors'

2020 Proxy Statement 15

section of the Company’s website at www.camdenliving.com. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.
Communication with the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to:

Lead Independent Trust Manager Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

Depending on the subject matter, the Lead Independent Trust Manager will:

●
forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding compensation, it will be forwarded to the chair of the Compensation Committee for review);

●
forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.
Share Ownership Guidelines
The Board has adopted a share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Senior Officers	Annual Salary Multiple	Number of Shares
CEO Executive Vice Chairman of the Board	6 times	40,500
President and Chief Operating Officer Chief Financial Officer Executive Vice President	4 times	22,900
Senior Vice President	3 times	13,200

The following forms of ownership are considered ownership of Company common shares for purposes of our current share ownership policy: common shares, Operating Partnership Units convertible to shares, common stock subject to stock options deferred under Company deferred compensation plans, Restricted Share Awards and Restricted Stock Units.

Each Trust Manager and senior officer is currently in compliance with the applicable ownership target guidelines.

2020 Proxy Statement 16

Short Selling and Hedging Prohibition

The Company’s Guidelines on Governance provide that Trust Managers and officers may not make “short sales” of any equity security of the Company. Short sales are defined as sales of securities the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than twenty days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.
BOARD COMPENSATION
We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level required by members of the Board.
During 2019, we paid each non-employee Trust Manager who served during the year an annual fee of $65,000. A Trust Manager may elect to receive his or her annual fee in Camden shares. To the extent a Trust Manager elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received). These shares will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. In addition, during 2019 each non-employee Trust Manager who served during the year received a fully-vested share award with a market value of approximately $100,000. In 2019, the following additional annual cash fees were paid:

Lead Independent Trust Manager	$25,000
Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Nominating and Corporate Governance Committee	$12,500
Member of the Audit Committee (other than the Chair)	$8,000
Member of the Compensation Committee (other than the Chair)	$2,500
Member of the Nominating and Corporate Governance Committee (other than the Chair)	$2,500
The annual fee paid to each of the non-employee Trust Managers was increased to $71,000 effective May 13, 2020.

We also reimburse Trust Managers for travel and other expenses incurred in connection with their activities on the Company’s behalf.

Cash fees for our Trust Managers are paid in advance at the start of each applicable period. Trust Managers may elect to defer payment of their cash compensation and/or share awards under our deferred compensation plan, the Camden Property Trust Non-Qualified Deferred Compensation Plan.

2020 Proxy Statement 17

Director Compensation Table - Fiscal 2019
The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2019:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation(5)	Total
Heather J. Brunner	$10,500	$197,603	$—	$—	$208,103
Scott S. Ingraham	10,500	197,603	—	—	208,103
Renu Khator	10,500	197,603	—	—	208,103
William B. McGuire, Jr.	12,500	197,603	—	118,804	328,907
William F. Paulsen	15,000	197,603	—	154,447	367,050
Frances Aldrich Sevilla-Sacasa	20,000	197,603	—	—	217,603
Steven A. Webster	2,500	197,603	—	—	200,103
Kelvin R. Westbrook	25,000	197,603	—	—	222,603

(1)
Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, Executive Vice Chairman of the Board, are not included in this table as they are employees and thus receive no additional compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 38.

(2)	This column reflects the annual cash fees paid for 2019 to the non-employee Trust Managers and for service on Board committees as described above.

(3)
The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the audited consolidated financial statements for the year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Under SEC rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the grant date fair value of share awards included in the table above is the grant date fair value of share awards granted in 2019.
On May 9, 2019, each then current non-employee Trust Manager received an annual fully vested share award with a grant date fair value of $100,000 (with the difference between the $100,000 amount and the amount referenced above is due to rounding to whole shares). Each then current non-employee Trust Manager elected to receive a share award in lieu of his or her annual cash fee for 2019. Accordingly, on May 9, 2019 each then current non-employee Trust Manager elected to receive a share award with a grant date value of $97,500 ($97,500 is 150% of the $65,000 annual cash fee the Trust Manager would have received otherwise), that vests as described above. The difference between the $97,500 and the amount referenced above is due to rounding to whole shares.

2020 Proxy Statement 18

As of December 31, 2019, none of the non-employee Trust Managers held any vested or unvested ordinary share options and such persons held the following numbers of unvested share awards, in each case related to non-employee Trust Manager annual fees:

Name	Unvested Share Awards
Heather J. Brunner	1,480
Scott S. Ingraham	—
Renu Khator	1,480
William B. McGuire, Jr.	—
William F. Paulsen	—
Frances Aldrich Sevilla-Sacasa	1,480
Steven A. Webster	—
Kelvin R. Westbrook	1,480

(4)	The Company does not have a pension plan. There were no earnings on non-qualified deferred compensation for Trust Managers which were above-market or preferential.

(5)
Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties, Inc. for secretarial, computer-related services, and office facilities. These benefits are not provided with respect to, nor are they contingent upon, their respective service on the Board.

2020 Proxy Statement 19

EXECUTIVE OFFICERS

There are no family relationships among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.
The Company’s current Executive Officers and their ages, current positions and recent business experience (all of which was with the Company) are as follows:

Name	Age	Position
Richard J. Campo	65	Chairman of the Board and CEO (May 1993 - present)
D. Keith Oden	63	Executive Vice Chairman of the Board (July 2019 - present), President (March 2008 - July 2019)
H. Malcolm Stewart	68	President and Chief Operating Officer (July 2019 - present), Chief Operating Officer (March 2008 - July 2019)
Alexander J. Jessett	45
Executive Vice President - Finance, Chief Financial Officer and Assistant Secretary (March 2020 - present); Executive Vice President-Finance, Chief Financial Officer, Treasurer and Assistant Secretary (December 2014 - March 2020); Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (May 2013 - December 2014)

William W. Sengelmann	61	Executive Vice President - Real Estate Investments (December 2014-present); Senior Vice President - Real Estate Investments (March 2008 - December 2014)
Laurie A. Baker	55	Executive Vice President - Operations (April 2019 - present); Senior Vice President - Fund and Asset Management (February 2012 - April 2019)

2020 Proxy Statement 20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how many shares were owned by the Trust Managers, nominees for Trust Manager and executive officers as of March 16, 2020, including shares such persons had a right to acquire within 60 days after March 16, 2020 through the exercise of vested options to purchase shares held in a rabbi trust and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 16, 2020. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group, Inc.(5)	14,803,548	15.2%
BlackRock, Inc.(6)	13,792,578	14.2%
State Street Corporation (7)	5,585,384	5.7%
Richard J. Campo (8)	737,212	*
D. Keith Oden (9)	718,383	*
William B. McGuire, Jr.(10)	515,005	*
William F. Paulsen(11)	401,019	*
H. Malcolm Stewart(12)	269,868	*
Scott S. Ingraham	157,366	*
Steven A. Webster	133,812	*
William W. Sengelmann	62,999	*
Alexander J. Jessett	62,210	*
Kelvin R. Westbrook	22,949	*
Frances Aldrich Sevilla-Sacasa	17,955	*
Heather J. Brunner	6,066	*
Renu Khator	6,066	*
Mark D. Gibson	209	*
All Trust Managers and executive officers as a group (15 persons)(13)	3,165,361	3.2%
*    Less than 1%

(1)
The address for Mses. Sevilla-Sacasa, Brunner, and Khator, and Messrs. McGuire, Paulsen, Ingraham, Webster, Westbrook, Gibson, Campo, Oden, Stewart, Jessett, and Sengelmann, is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

(2)
These amounts include shares the following persons had a right to acquire within 60 days after March 16, 2020 through the exercise of vested options to purchase shares held in a rabbi trust pursuant to a Company deferred compensation plan and through the exchange of units of limited partnership interest in the Company’s operating partnerships. Each partnership unit is exchangeable for one common share. Each option represents the right to receive one common share upon exercise. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

2020 Proxy Statement 21

	Vested Options Held in a Rabbi Trust	Units of Limited Partnership Interest
Richard J. Campo	506,650	—
D. Keith Oden	506,041	—
William B. McGuire, Jr.	—	414,803	(a)
William F. Paulsen	—	355,115
H. Malcolm Stewart	128,215	—
Scott S. Ingraham	80,291	—
Steven A. Webster	20,799	—
William W. Sengelmann	15,705	—
Alexander J. Jessett	—	—
Kelvin R. Westbrook	—	—
Frances Aldrich Sevilla-Sacasa	—	—
Heather J. Brunner	—	—
Renu Khator	—	—
Mark D. Gibson	—	—
All Trust Managers and executive officers as a group (15 persons)(13)	1,274,779	769,918

(a)	Includes 60,000 units held by a family limited partnership, and 354,803 units held in a trust of which Mr. McGuire is trustee.

(3)	The amounts exclude the following unvested share awards:

Richard J. Campo	—
D. Keith Oden	45,697
William B. McGuire, Jr.	—
William F. Paulsen	—
H. Malcolm Stewart	—
Scott S. Ingraham	—
Steven A. Webster	—
William W. Sengelmann	17,671
Alexander J. Jessett	20,848
Kelvin R. Westbrook	737
Frances Aldrich Sevilla-Sacasa	737
Heather J. Brunner	737
Renu Khator	737
Mark D. Gibson	—
All Trust Managers and executive officers as a group (15 persons)(13)	94,000

(4)
On March 16, 2020, 2,250,403 common shares were held in a rabbi trust pursuant to a Company deferred compensation plan, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.

(5)
As reported in Amendment No. 17 to Schedule 13G filed with the SEC on February 10, 2020, The Vanguard Group, Inc. ("Vanguard") has sole voting power over 171,442 shares, shared voting power over 129,575 shares, sole dispositive power over 14,617,080 shares and shared dispositive power over 186,468 shares. The Schedule 13G/A filed by Vanguard also states Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 36,234 shares of Vanguard's shares outstanding as a result of its serving as investment manager

2020 Proxy Statement 22

of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 285,442 shares of Vanguard's shares outstanding as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
As reported in Amendment No. 11 to Schedule 13G filed with the SEC on February 3, 2020, BlackRock, Inc. has sole voting power over 13,144,551 shares and sole dispositive power over 13,792,578 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)
As reported in Schedule 13G filed with the SEC on February 13, 2020, State Street corporation has shared voting power over 4,678,395 shares and shared dispositive power over 5,585,384 shares. The address of State Street Corporation is One Lincoln Street, Boston, Massachusetts, 02111.

(8)	Includes 57,344 shares held by a family trust.

(9)	Includes 50,616 shares held in a family Limited Partnership, which is owned 99% by a family trust.

(10)	Includes 100,202 shares held by a family trust.

(11)	Includes 21,700 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(12)
Includes 47,703 shares pledged by Mr. Stewart to a financial institution as security for a loan or other extension of credit to Mr. Stewart. Upon a default under the agreement governing such loan, such financial institution may sell the shares.

(13)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.

2020 Proxy Statement 23

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Renu Khator, Chair
Scott Ingraham
Steven A. Webster

Compensation Committee Interlocks and Insider Participation

During 2019, the Compensation Committee consisted of William F. Paulsen, Renu Khator, and Steven A. Webster. None of these persons are an employee or officer of the Company nor has any relationship or affiliation with the Company requiring disclosure by the Company under SEC rules requiring disclosure of certain relationships and related person transactions, except as described on page 60. None of the Company’s executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2019.

2020 Proxy Statement 24

Compensation Discussion and Analysis

Overview
This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2019 for the Company’s Named Executive Officers, who are:
● Chairman of the Board and CEO, Richard J. Campo;
● Executive Vice Chairman of the Board, D. Keith Oden;
● President and Chief Operating Officer, H. Malcolm Stewart;
● Executive Vice President-Finance, Chief Financial Officer, and Assistant Secretary, Alexander J. Jessett; and
● Executive Vice President-Real Estate Investments, William W. Sengelmann.

Our shareholders approved the Company’s executive compensation program at the 2019 annual meeting of shareholders by an approximate 92.4% affirmative vote. Based on this high level of support, the Compensation Committee did not change its general approach to executive compensation for 2019. The Compensation Committee will continue to consider the outcomes of our advisory say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
Pay for Performance

“The compensation of our Named Executive Officers should be and is tied to those performance metrics we believe are most highly correlated to growth in long-term shareholder value.”
Renu Khator, Compensation Committee Chair

At Camden, both the Board and our management team believe consistently strong operating results equate to long-term shareholder value creation. For 2019, approximately 86.0% of Mr. Campo’s total compensation and approximately 83.5% of the total compensation for our other Named Executive Officers, as reported in the Summary Compensation Table, was not guaranteed but was tied directly to performance and/or the value of our shares, as depicted in the following pay mix charts.

2020 Proxy Statement 25

Key Executive Compensation Performance Metrics of Achievement
It is our goal to set challenging, yet achievable goals for our management team. The key performance metric achievements used to determine the compensation of our Named Executive Officers for 2019 is listed below.

●
We consider FFO[1] to be a key metric. In 2019, FFO per share totaled $5.04 per diluted share. Excluding a one time $0.12 per share charge relating to early retirement of debt, FFO was $5.16 per diluted share, which was within the range of our original guidance of $4.97 to $5.17.

●	Same Property NOI[1] growth illustrates our ability to grow in current markets. In 2019, Same Property NOI growth was 4.7%, which was higher than our original guidance of 2.3% to 4.3%.
●	In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDA[2] Ratio as a key metric. In 2019, our ratio was 3.9x, down from 4.1x in 2018.
●
We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, yields from stabilized acquisitions are a key metric. In 2019, the weighted average yields on our stabilized new acquisitions were 0.25% above our targeted pro forma.

1 A reconciliation of net income attributable to common shareholders to FFO, diluted EPS to FFO diluted per share, net income to NOI and same property net operating income for the year ended December 31, 2019 is contained in the Company’s 2019 Annual Report on Form 10-K and/or in its earnings release furnished on a Current Report on Form 8-K filed on January 30, 2020.

2 Net Debt/Adjusted EBITDA Ratio is defined by the Company as the average notes payable less the average cash balance and short-term investments over the period (“Net Debt”) divided by Adjusted EBITDA (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”), including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA for the year ended December 31, 2019 is contained in the Company's earnings release furnished on a Current Report on Form 8-K filed on January 30, 2020.

Company’s Compensation Philosophy
Executive Compensation Objectives.

●	Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers with respect to goals and results and by rewarding achievement;

●
Attract, motivate, and retain Named Executive Officers who have the motivation, experience and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth, and total return to shareholder objectives; and

●	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation.
Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve a balance between:

●	Fixed and variable pay;

●	Short-term and long-term pay; and

●	Cash and equity.
As highlighted above, the mix of executive compensation elements for the Named Executive Officers is heavily weighted toward variable and equity-based compensation to align compensation with performance and the creation of shareholder value. In awarding annual incentives, the Compensation Committee sets financial and operating performance goals at the corporate level and, for Named Executive Officers other than Messrs. Campo and Oden, also considers individual performance assessments. Given their overall responsibility for Company performance, the annual incentives for Messrs. Campo and Oden are based entirely on Company performance measures.

2020 Proxy Statement 26

Determination of Compensation
Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the Named Executive Officers.
The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of executive compensation programs.
Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultant.
Executive Officer Roles in Setting Compensation. Messrs. Campo and Oden make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee performance measures and target goals for use under the Company's annual bonus program, in each case for the review, discussion, and approval of the Compensation Committee. For each Named Executive Officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion, and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.
Competitive Considerations. Salaries, annual bonus levels, and long-term incentive award grant levels for the Named Executive Officers are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●	the nature and responsibility of the executive’s position;

●	the impact, contribution, expertise, and experience of the individual Named Executive Officer;

●	the importance of retaining the individual along with the competitiveness of the market for the individual Named Executive Officer’s talent and services;

●
internal equity relative to compensation among the Named Executive Officers and external equity relative to compensation of executives in similar positions with the peer group companies discussed below; and

●	the recommendations of Messrs. Campo and Oden (as to the other Named Executive Officers).

The Company operates and recruits talent across diverse markets and makes each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications, and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and Named Executive Officers, the Compensation Committee believes reviewing external compensation should be only one of a variety of factors for establishing compensation. Therefore, the Compensation Committee generally reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Compensation Committee’s outside compensation consultant, Longnecker & Associates (“Longnecker”), industry studies and compensation surveys as well as publicly-available information regarding a peer group of public REITs listed and discussed below. In reviewing these studies and surveys, the Compensation Committee considers aggregate information only and does not focus on any particular company within these studies and surveys (other than the peer companies specified below).
Compensation Consultant. The Compensation Committee retained Longnecker, a consulting firm specializing in executive compensation and corporate governance, to provide advice on the Company’s executive compensation program for

2020 Proxy Statement 27

2019. Neither Longnecker nor any of its affiliates provided any services to the Company or any of its affiliates during 2019 except for the executive compensation consulting services provided to the Compensation Committee. In 2019, Longnecker’s services for the Compensation Committee included: (i) advising the Compensation Committee with regards to Company goal setting; (ii) advising the Compensation Committee with respect to determining the membership of the Company’s 2019 Peer Group, as described below; and (iii) advising the Compensation Committee with respect to the amount and form of compensation for the Named Executive Officers, as described below. The Compensation Committee has assessed the independence of Longnecker and believes its engagement of Longnecker raises no conflicts of interest with the Company or any of its Board members or executive officers.
Peer Group. The Compensation Committee, with the advice of Longnecker, selected the companies identified in the chart below to make up the Company’s peer group considered by the Compensation Committee in making its executive compensation decisions early in 2019, including in connection with reviewing 2019 salary and target bonus levels. The Compensation Committee selected these companies because they were public REITs the Compensation Committee considered to be similar to the Company when taking the following factors into account (in the aggregate, with no one factor being determinative): engaged in business in the same or similar markets as the Company, revenue, market capitalization, target markets, asset quality, financial and organization structure, as well as companies which potentially compete for executive talent.

Camden Property Trust Peer Group
American Campus Communities, Inc.	Liberty Property Trust
American Homes 4 Rent	Macerich Company Properties, Inc.
Apartment Investment and Management Co.	National Retail Properties, Inc.
Douglas Emmett, Inc.	Regency Centers Corporation
Duke Realty Corporation	Sun Communities, Inc.
Equity Commonwealth	Taubman Centers, Inc.
Equity LifeStyle Properties, Inc.	UDR, Inc.
Extra Space Storage Inc.	Weingarten Realty Investors
Federal Realty Investment Trust

Following the end of 2019, the Compensation Committee, with the advice of Longnecker, made the following changes to the peer group considered by the Compensation Committee in making its executive compensation decisions:

Camden Property Trust Peer Group
American Campus Communities, Inc.	Liberty Property Trust
American Homes 4 Rent	Macerich Company Properties, Inc.
Apartment Investment and Management Co.	National Retail Properties, Inc.
CubeSmart	Realty Income Corporation
Duke Realty Corporation	Regency Centers Corporation
Equity LifeStyle Properties, Inc.	Sun Communities, Inc.
Extra Space Storage Inc.	Taubman Centers, Inc.
Federal Realty Investment Trust	UDR, Inc.
Kimco Realty Corporation	Unity Group, Inc

The adjustments to the peer group for 2020 were determined based on similar factors used in prior years, specifically revenue, market cap and enterprise value similarity. The Compensation Committee considered this peer group of companies

2020 Proxy Statement 28

when making executive annual bonus decisions for 2019 and when considering executive equity award grants in February 2020 as well as 2020 salaries.

Elements of Total Annual Direct Compensation
For the Named Executive Officers, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. We believe equity and performance-based compensation should be tied directly to achievement of strategic and financial goals and building long-term shareholder value. The performance of the Named Executive Officers has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to its compensation philosophy when all elements of potential compensation are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation that reflects responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentive	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Incentive Compensation	Align the interests of executives with shareholders by tying award values to long-term Company performance, while promoting retention and stability among the management team.
Base Salary
In reviewing and adjusting the base salary levels for the Named Executive Officers, the Compensation Committee considers the factors discussed on page 27 under Competitive Considerations. Merit-based increases in base salary may also be awarded to the Named Executive Officers from time to time based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other Named Executive Officers, the achievement of Company-wide goals and individual goals which relate to their respective areas of responsibility.
2019 Increases. The Compensation Committee increased each Named Executive Officer’s annual base salary level in 2019. The Compensation Committee determined these increases were reasonable based on its review of salary levels for similar positions in the peer group of companies in order to maintain competitive salary levels for the Named Executive Officers. The following table provides the 2018 and 2019 salaries for each Named Executive Officer.

Named Executive Officer	2018 Salary	2019 Salary	% Change
Richard J. Campo	$549,264	$565,742	3.0%
D. Keith Oden	549,264	565,742	3.0%
H. Malcolm Stewart	465,157	479,112	3.0%
Alexander J. Jessett	450,000	463,500	3.0%
William W. Sengelmann	400,000	412,000	3.0%

Short-Term Incentives
Annual Bonus. The Compensation Committee has established a bonus target, as a percentage of base salary, for each Named Executive Officer. The 2019 target bonus percentage for each of Messrs. Campo and Oden was 250%, and the target bonus percentage for each of the other Named Executive Officers was 200%. In determining the target bonus for each Named Executive Officer, the Compensation Committee takes into account the factors discussed on page 27 under Competitive

2020 Proxy Statement 29

Considerations. The actual payout for each executive is based on Company and, for the Named Executive Officers other than Messrs. Campo and Oden, individual performance metrics, as discussed in detail below. The maximum bonus that may be awarded to a Named Executive Officer is currently 150% of target bonus.
Each Named Executive Officer's 2019 target bonus percentage was the same as the officer's 2018 target bonus percentage.
To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in Camden shares. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash portion of the annual bonus the Named Executive Officer would have otherwise received). Historically, most Named Executive Officers have elected to receive the maximum 50% in shares (and all of the Named Executive Officers elected to receive the maximum in shares for 2019), further tying each officer's compensation to longer term shareholder value creation. To provide an additional retention incentive, the shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years1.
1Subject to accelerated vesting upon recipient attaining at least age 65 with ten or more years of service with the Company ("Retirement Eligible"), or as described in “Potential Payments Upon Termination or Change in Control” below.

The annual bonus process for the Named Executive Officers involves the following basic steps:

Step 1 Set Company Financial Goals
The Compensation Committee discusses recommendations for financial performance measures and performance ranges for the Company with the Chairman of the Board/CEO and the Executive Vice Chairman of the Board, and then sets performance goals for the Company.

Step 2 Setting Other Performance Objectives
For Named Executive Officers other than Messrs. Campo and Oden, the Compensation Committee approves other performance objectives for the executive and his individual area of responsibility. These objectives take into account the recommendations of the Chairman of the Board/CEO and the Executive Vice Chairman of the Board and are intended to account for performance beyond purely financial measures.

Step 3 Setting Weightings of Goals and Objectives
The Compensation Committee approves the weightings of the financial goals and other performance objectives to help incentivize a high level of performance by the individual executive. These weightings take into account the recommendations of the Chairman of the Board/CEO and the Executive Vice Chairman of the Board.

Step 4 Measuring Performance
After the end of the year, the Compensation Committee reviews actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior Named Executive Officers’ compensation should be tied to Company performance measures, the higher the individual’s position, the more heavily the bonus opportunity is weighted by the Company’s performance.

	Messrs. Campo and Oden Mr. Stewart Messrs. Jessett and Sengelmann	100% Company performance 75% Company/25% Individual 50% Company/50% Individual

Step 5 Final Bonus Determination
The next step in the process is to determine each Named Executive Officer's actual bonus taking into account the Named Executive Officer's target bonus opportunity and actual performance results achieved for the year.

2020 Proxy Statement 30

Listed below are the Company performance goals which were established for 2019 and utilized by the Compensation Committee to determine 2019 annual bonuses for the Named Executive Officers, along with the weightings assigned to each goal and the Company’s achievement of the 2019 performance goals. These goals and weightings were also used by the Compensation Committee to determine performance awards and long-term compensation payments for the Named Executive Officers for 2019 as discussed in more detail below.

Performance Criteria	Weight	Threshold Goal (75% Payout)	Target Goal (100% Payout)	Maximum (150% Payout)	Actual Performance	Achievement
FFO per share	35%	$4.97	$5.07	$5.17	5.16 [1]	145%

Same property NOI growth	30%	2.3%	3.3%	4.3%	4.7%	150%

Net Debt/Adjusted EBITDA Ratio	25%	4.75x	4.5x	4.25x	3.9x	150%

Underwritten Yields on Acquisitions/Developments[2]	10%	4.15%	4.40%	4.65%	4.65%	150%

Total	100%					148%
Based on the achievements and weightings described above, the Compensation Committee determined the overall achievement percentage of Company performance for 2019 was 148%.
1 Actual performance excludes a one time non-recurring $0.12 per share charge related to early retirement of debt.
2 Based on 2018 Camden North Quarter, Camden Pier District, and Camden Thornton Park acquisitions.

2020 Proxy Statement 31

For Messrs. Stewart, Jessett and Sengelmann, the goals and weightings were based on both corporate and individual performance. The following individual goals, with the weightings set forth below, were established for 2019 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine the 2019 annual bonus and long term compensation payments:

Executive/Weightings	Metric	Weighting
	Same property NOI performance	35%
	The timely completion of construction and facilities projects in accordance with applicable budgets	25%
	The management of various Company strategic and business programs	15%
	The achievement of same property revenue growth in the top half of market competitors	10%
	The achievement of departmental budgets	5%
	The effectiveness in training, mentoring, and developing management personnel	5%
	The effectiveness in developing and promoting corporate culture to employees	5%

Alexander J. Jessett

Corporate
50%
Individual
50%

	The effectiveness in supervising financial reporting and forecasting and related functions, systems, and personnel	40%
	The effectiveness in managing the Company’s balance sheet	40%
	The effectiveness in managing the Company’s insurance function	10%
	The effectiveness in overseeing the Company's internal audit function	5%
	The effectiveness in communicating Camden vision, strategy and culture to employees	5%

William W. Sengelmann

Corporate
50%
Individual
50%

	The effectiveness in consummating acquisitions	30%
	Yields on developments and completion of developments in accordance with applicable budgets	20%
	The commencement of construction of budgeted new development projects	20%
	The addition of new projects to the development pipeline	20%
	The achievement of departmental budgets	5%
	The effectiveness in communicating corporate culture to employees	5%

2020 Proxy Statement 32

As described above, each of the Named Executive Officers elected to receive 50% of the executive's annual bonus in the form of a share award. The following table shows each Named Executive Officer's total 2019 annual bonus before the share award conversion and the portion of each Named Executive Officer's 2019 annual bonus paid that was paid in cash, with the balance having been converted to a share award as described above.

Named Executive Officer	Total 2019 Annual Bonus	Portion of 2019 Annual Bonus Paid in Cash
Richard J. Campo	$1,627,921	$813,961
D. Keith Oden	1,627,921	813,961
H. Malcolm Stewart	1,201,700	600,850
Alexander J. Jessett	1,098,500	549,250
William W. Sengelmann	882,300	441,150

The amounts of the annual bonus paid to each Named Executive Officer in the form of cash and share awards are set forth in the table below under “2019 Compensation Decisions” in the columns under “Annual Bonus.” (page 35). In accordance with SEC rules, the portion of the annual bonus paid in cash is reported in the Summary Compensation Table (page 38) in the column under “Non-Equity Incentive Plan Compensation” for 2019, while the portion of the annual bonus paid in shares will be reported in the Summary Compensation Table in the proxy statement for the Company’s 2021 annual meeting in the column under “Stock Awards” because the shares are not issued until 2020.

Performance Award. The compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with growth of long-term shareholder value. These goals are outlined on page 31 under Performance Criteria.
The Named Executive Officers are awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company and is set forth in the table below. The notional shares expire on the tenth anniversary of the date of grant. The number of notional shares held by each Named Executive Officer in 2019 was the same as in 2018. No Named Executive Officer received any additional notional shares in 2019. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate declared during the year for holders of the Company’s common shares based on the achievement of corporate performance goals.
Based on the weighted achievement level of corporate goals under the performance award program being 148%, each of the Named Executive Officers received the following cash payments in 2020 under the Performance Award Program for performance in 2019 based on the following number of notional shares held by the Named Executive Officer:

Named Executive Officer	Number of Notional Shares	2019 Cash Payments
Richard J. Campo	60,000	$284,400
D. Keith Oden	60,000	284,400
H. Malcolm Stewart	50,000	237,000
Alexander J. Jessett	35,000	165,900
William W. Sengelmann	35,000	165,900
These cash payments are reflected in the table below under “2019 Compensation Decisions” in the column entitled “Performance Award” (page 35), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 38).
Long-Term Incentive Compensation
Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time, subject to Retirement Eligibility. The objective of the program is to align compensation for the Named

2020 Proxy Statement 33

Executive Officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value. To further this objective, we have adopted Share Ownership Guidelines as described on page 16 above that provide for the Named Executive Officers to own a specified level of our shares. In determining the levels of long-term incentives to award the Named Executive Officers, the Compensation Committee considers the factors discussed on page 27 under Competitive Considerations.
Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the Named Executive Officers only if the share price increases from the date of grant. Share awards are impacted by all share price changes, so the value to the Named Executive Officers is affected by both increases and decreases in share price from the market price at the date of grant.
Long-Term Compensation Awards. In February 2020, the Compensation Committee awarded share awards to each Named Executive Officer.
As described above, each Named Executive Officer also elected to receive a portion of his annual bonus for 2019 in the form of a share award (with the balance of the bonus being paid in cash as reflected in the table on page 39). The number of shares subject to each annual bonus share award and each 2019 annual share award granted by the Company is set forth below.

Named Executive Officer	Grant Date	Number of Shares	Award Type
Richard J. Campo[1]	2/19/20	9,892	Share Award
	2/19/20	10,364	Annual Bonus-Share Award
D. Keith Oden	2/19/20	9,892	Share Award
	2/19/20	10,364	Annual Bonus-Share Award
H. Malcolm Stewart[1]	2/19/20	7,192	Share Award
	2/19/20	7,651	Annual Bonus-Share Award
Alexander J. Jessett	2/19/20	4,584	Share Award
	2/19/20	6,994	Annual Bonus-Share Award
William W. Sengelmann	2/19/20	3,707	Share Award
	2/19/20	5,617	Annual Bonus-Share Award
1 Messrs. Campo and Stewart became Retirement Eligible in 2019 and 2016, respectively, and all new share awards granted to either of them vest on date of grant. None of the other Named Executive Officers are currently Retirement Eligible.
The grant date fair values of the annual bonus and other share awards granted in February 2020 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2021 annual meeting of shareholders.

In February 2019, the Compensation Committee also approved annual bonus and annual bonus share awards for each of the Named Executive Officers based on 2018 performance. These awards are described in the Company’s proxy statement for its 2019 annual meeting. Pursuant to SEC rules, the grant date fair values of the annual bonus and other share awards granted in February 2019 are included in the Summary Compensation and Grants of Plan-Based Awards tables below in this proxy statement as 2019 compensation.

Subject to the Retirement Eligible designation and the acceleration of awards as described under “Potential Payments Upon Termination or Change in Control” below, (i) share awards made in 2019 and 2020 vest in three equal annual installments beginning on February 15th in the year following the year of grant; and (ii) annual bonus share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th in the year following the year of grant. As noted above, the price used to determine the number of shares subject to the annual bonus share awards is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the portion of the annual bonus the Named Executive Officer would have otherwise received if a cash payment had been elected).

2020 Proxy Statement 34

2019 Compensation Decisions
The table below presents the 2019 compensation for each Named Executive Officer in the manner the Compensation Committee considers compensation for the Named Executive Officers, as explained below. This table differs from compensation reported in the 2019 Summary Compensation Table in that it reflects the value of our Named Executive Officers’ long-term equity incentive awards as compensation for the year immediately prior to the year in which they are granted, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2020 are shown in the table below as 2019 compensation) as the Compensation Committee considers them to be compensation for the just-completed year. While compensation reported in the 2019 Summary Compensation Table is useful, the disclosure rules of the SEC do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our Named Executive Officers’ long-term compensation awards and the year to which the Compensation Committee believes they relate (e.g., long-term equity incentive awards granted in February 2020 will not, in accordance with the SEC’s rules, be shown in the Summary Compensation Table until our 2021 Proxy Statement as 2020 compensation). This table supplements, and does not replace, the 2019 Summary Compensation Table on page 38.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award (1)	Performance Award	Share Award (1)	Total
Richard J. Campo	$565,742	$813,961	$1,220,983	$284,400	$1,165,377	$4,050,463
D. Keith Oden	565,742	813,961	1,220,983	284,400	1,165,377	4,050,463
H. Malcolm Stewart	479,112	600,850	901,364	237,000	847,290	3,065,616
Alexander J. Jessett	463,500	549,250	823,963	165,900	540,041	2,542,654
William W. Sengelmann	412,000	441,150	661,739	165,900	436,722	2,117,511

(1)
The dollar amount reported is the aggregate grant date fair value of share awards granted in February 2020 computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company's audited consolidated financial statements for the year ended December 31, 2019 included in its Annual Report on Form 10-K for the year ended December 31, 2019.

Policy Regarding Clawback of Compensation
The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to a Named Executive Officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results. These actions would be taken only if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the Named Executive Officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.
Deferred Compensation Plans and Termination Payments
Deferred Compensation Plans. The Company maintains a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and share awards and, prior to 2005, certain options granted under the Company’s share incentive plans. We believe providing these individuals with the opportunity to defer compensation is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the deferred amount, even though the related deduction for the Company is also deferred.
Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided its Named Executive Officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit

2020 Proxy Statement 35

and retain talent in a competitive market. Benefits which would be provided in connection with a change in control are also intended to motivate Named Executive Officers to remain with the Company through the transaction despite the uncertainty and dislocation which arises in the context of change in control situations. These potential payments are summarized below and more fully described under “Potential Payments Upon Termination or Change in Control” (page 45). The Company's agreements with its Named Executive Officers that include tax gross-up provisions were entered into prior to 2010. Since that time, the Company has not entered into any new arrangements with its Named Executive Officers that include tax gross-up provisions.
Perquisites and Other Personal Benefits. The Company does not provide material perquisites or other benefits to the Named Executive Officers. The Named Executive Officers participate in the Company’s 401(k) and other benefit plans on the same terms as other employees.
Employment Agreements
To help recruit and retain talent in a competitive market, the Company enters into employment agreements with all of its Named Executive Officers. These employment agreements are more fully described below under “Employment Agreements” (page 42).
Compensation Policies and Practices Relating to Risk Management
The Compensation Committee conducts regular analytical reviews focusing on several key areas of the Company’s compensation program for the Company’s Named Executive Officers, including external market compensation data, pay mix, selection of performance metrics, goal setting process, and internal equity (compensation differences between individuals). These reviews provided a process to consider if any of the Company’s current programs, practices or procedures regarding Named Executive Officer compensation should be altered to help ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.
As a result of this process, the Compensation Committee concluded that while a significant portion of the Company’s Named Executive Officer compensation program is performance-based, the program does not encourage excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests so as to not encourage excessive or unnecessary risk-taking, as follows:

●
Use of Long-Term Compensation. In general, more than half of each Named Executive Officer's total compensation is non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s Named Executive Officers with those of the Company’s shareholders and to maximize retention insofar as equity-based awards are subject to time-based vesting, which is usually over a period of at least three years subject to accelerated vesting when the holder becomes Retirement Eligible, or upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change in Control” below. This vesting period encourages Named Executive Officers to focus on sustaining the Company’s long-term performance. These grants are typically made annually, so officers generally have unvested awards which could decrease significantly in value if the Company’s stock price declines in value.

●
Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in shares of the Company. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Named Executive Officer would have otherwise received). These shares vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder become Retirement Eligible, or upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change in Control” below. Historically, most Named Executive Officers have elected to receive the maximum 50% in shares, further aligning the executive’s compensation with the creation of shareholder value.

2020 Proxy Statement 36

●
Share Ownership Guidelines. The Board has adopted a share ownership policy for the Named Executive Officers, which is described above under “Governance of the Company-Share Ownership Guidelines.” Each Named Executive Officer currently meets the applicable ownership target. The Compensation Committee believes these guidelines help to ensure each Named Executive Officer will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.

●
Use of Clawbacks. The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of its securities), as described above under “Compensation Discussion and Analysis-Policy Regarding Clawback of Compensation.”

●
Performance Metrics. The Compensation Committee believes in linking pay with performance. In 2019, the Company used a variety of quantifiable performance metrics for the annual incentive program, which are described in more detail under “Compensation Discussion and Analysis-2019 Compensation Decisions.”

In summary, by structuring the Company’s compensation program so that a considerable amount of a Named Executive Officer’s compensation is tied to the Company’s long-term success and share value, we believe we avoid creating the type of disproportionately large short-term incentives which could encourage the Named Executive Officers to take risks that are not in the Company’s long-term interests. The Company provides incentives for the Named Executive Officers to manage for long-term growth in a prudent manner.
This Compensation Discussion and Analysis includes certain discussions regarding the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

2020 Proxy Statement 37

Compensation Tables
Summary Compensation Table - Fiscal 2017-2019
The table below summarizes the total compensation earned by each of the Named Executive Officers during each of the three years ended December 31, 2017, December 31, 2018 and December 31, 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard J. Campo Chairman of the Board and Chief Executive Officer	2019	$565,742	—	$2,386,362	$—	$1,098,361	$3,000	$4,053,465
	2018	549,264	—	2,378,870	20,556	1,057,897	3,000	4,009,587
	2017	533,266	—	2,394,928	38,415	875,183	3,000	3,844,792
D. Keith Oden Executive Vice Chairman of the Board	2019	$565,742	—	$2,386,362	$—	$1,098,361	$3,000	$4,053,465
	2018	549,264	—	2,378,870	20,556	1,057,897	3,000	4,009,587
	2017	533,266	—	2,394,928	38,415	875,183	3,000	3,844,792
H. Malcolm Stewart President and Chief Operating Officer	2019	$479,112	—	$1,748,552	—	$837,850	$3,000	$3,068,514
	2018	465,157	—	1,580,060	—	804,130	3,000	2,852,347
	2017	451,609	—	1,502,797	—	658,000	3,000	2,615,406
Alexander J. Jessett Executive Vice President- Finance, Chief Financial Officer, and Assistant Secretary	2019	$463,500	—	$1,273,943		$715,150	$3,000	$2,455,593
	2018	450,000	—	1,106,348		691,546	3,000	2,250,894
	2017	394,000	—	934,259	—	556,150	3,000	1,887,409
William W. Sengelmann Executive Vice President- Real Estate Investments	2019	$412,000	—	$1,098,417		$607,050	$3,000	$2,120,467
	2018	400,000	—	993,908		583,446	3,000	1,980,354
	2017	387,000	—	942,375	—	490,150	3,000	1,822,525

(1)
The dollar amount reported is the aggregate grant date fair value of share awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation, including shares granted pursuant to the exercise of "reload" options for Messrs. Campo and Oden. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 included in its Annual Report on Form 10-K for the year ended December 31, 2019.

Under SEC rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the grant date fair value of share awards included in the table above is the grant date fair value of share awards granted in 2019. As discussed above in the Compensation Discussion and Analysis, in February 2020 the Compensation Committee granted annual share awards to the Named Executive Officers, assessed the Company’s performance level for 2019, and determined 2019 annual bonuses based on that assessment. The Compensation Committee's view is that all share awards granted in February 2020 relate to 2019. However, in accordance with applicable SEC rules, the cash bonuses awarded based on 2019 performance are reported in the Summary Compensation Table as compensation for 2019, while the share grants awarded in February 2020 will be reported in the executive compensation tables in next year’s proxy statement as compensation for fiscal 2020.
The following table sets forth the portions of the annual bonuses for each year paid in shares (both the number of shares paid and the dollar value of those shares based on the closing price for a share on the applicable payment date):

2020 Proxy Statement 38

	2019 [1]		2018 [2]		2017 [3]
	Shares	Value	Shares	Value	Shares	Value
Richard J. Campo	12,382	$1,220,989	12,181	$1,007,734	12,044	$1,007,721
D. Keith Oden	12,382	1,220,989	12,181	1,007,734	12,044	1,007,721
H. Malcolm Stewart	9,140	901,295	8,858	732,822	8,758	732,782
Alexander J. Jessett	8,355	823,887	7,933	656,297	6,849	573,056
William W. Sengelmann	6,711	661,772	6,736	557,259	6,661	557,326
1 As determined by the Compensation Committee on February 14, 2019 based on achievement of performance goals established in February 2018.
2 As determined by the Compensation Committee on February 15, 2018 based on achievement of performance goals established in February 2017.
3As determined by the Compensation Committee on February 3, 2017 based on achievement of performance goals established in February 2016.
In each case, the balance of the annual bonus for the applicable year was paid in cash in the amounts reported in note (3) below.

(2)
Represents options granted pursuant to the exercise of “reload” options. The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2019 included in its Annual Report on Form 10-K for the year ended December 31, 2019. As of the date of this filing, no stock options remain outstanding with these "reload" rights.

(3)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 33 under the heading “Performance Award,” as follows:

	2019	2018	2017
Richard J. Campo	$284,400	$243,936	$203,400
D. Keith Oden	284,400	243,936	203,400
H. Malcolm Stewart	237,000	203,280	169,500
Alexander J. Jessett	165,900	142,296	118,650
William W. Sengelmann	165,900	142,296	118,650

(b)    Portions of the annual bonus paid in cash as follows:

	2019 [1]	2018 [2]	2017 [3]
Richard J. Campo	$813,961	$813,961	$671,783
D. Keith Oden	813,961	813,961	671,783
H. Malcolm Stewart	600,850	600,850	488,500
Alexander J. Jessett	549,250	549,250	437,500
William W. Sengelmann	441,150	441,150	371,500

2020 Proxy Statement 39

1 As determined by the Compensation Committee on February 19, 2020 based on achievement of performance goals established in February 2019, as discussed in more detail starting on page 29 under the heading “Annual Bonus.”
2 As determined by the Compensation Committee on February 14, 2019 based on achievement of performance goals established in February 2018.
3 As determined by the Compensation Committee on February 15, 2018 based on achievement of performance goals established in February 2017.

(4)	Represents matching contributions under the Company’s 401(k) plan.

2020 Proxy Statement 40

Grants of Plan Based Awards - Fiscal 2019
The following table sets forth certain information with respect to awards granted during the year ended December 31, 2019 for each Named Executive Officer under the annual bonus, performance award and long-term compensation programs. The amounts shown in the All Other Stock Awards: Number of Shares of Stock or Units column reflect the actual share awards made in February 2019 with respect to performance in 2018. The Company did not issue any option awards during 2019 and at December 31, 2019, there were no option awards outstanding.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Richard J. Campo	2/14/19(1)	—	$1,414,355	$2,121,533	—	—
	2/14/19 (2)	—	192,000	288,000	—	—
	2/14/19 (3)	—			11,818	$1,165,373
	2/14/19 (4)	—			12,382	1,220,989
D. Keith Oden	2/14/19(1)	—	$1,414,355	$2,121,533	—	—
	2/14/19 (2)	—	192,000	288,000	—	—
	2/14/19 (3)	—			11,818	$1,165,373
	2/14/19 (4)	—			12,382	1,220,989
H. Malcolm Stewart	2/14/19(1)	—	$958,224	$1,437,336	—	—
	2/14/19 (2)	—	160,000	240,000	—	—
	2/14/19 (3)	—			8,592	$847,257
	2/14/19 (4)	—			9,140	901,295
Alexander J. Jessett	2/14/19(1)	—	$927,000	$1,390,500	—	—
	2/14/19 (2)	—	112,000	168,000	—	—
	2/14/19 (3)	—			4,564	$450,056
	2/14/19 (4)	—			8,355	823,887
William W. Sengelmann	2/14/19(1)	—	$824,000	$1,236,000	—	—
	2/14/19 (2)	—	112,000	168,000	—	—
	2/14/19 (3)	—	—	—	4,428	$436,645
	2/14/19 (4)	—	—	—	6,711	661,772

(1)
Reflects the target and maximum payment level for 2019 under the annual bonus program, which represents the total bonus amount. However, the Named Executive Officers may elect to receive up to 50% of their annual bonuses in Camden shares, which would be included in the Stock Awards column in the Summary Compensation Table. The actual amounts received by the Named Executive Officers under the annual bonus program for 2019 are set out in the Compensation Discussion and Analysis and Summary Compensation Table. The Company does not use pre-set thresholds to determine awards under its annual bonus or long-term compensation program.

(2)
Reflects the target and maximum payment levels for 2019 under the performance award program, which levels were established in February 2019. The actual amounts received by the Named Executive Officers under the performance award program for 2019 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds to determine awards under its annual bonus or long-term compensation programs.

(3)
Granted in February 2019 under the long-term incentive program for performance in 2018. The award vests in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the Retirement Eligible provision as defined on page 30 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 45), except that the awards granted to Messrs. Campo and Stewart were fully vested at grant as they were Retirement Eligible.

(4)
Granted in February 2019 under the annual bonus program for performance in 2018. The award vests 25% on the date of grant and 25% on February 15th of each of the next three years (subject to the Retirement Eligible provision as defined

2020 Proxy Statement 41

on page 30 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 45), except that the awards granted to Messrs. Campo and Stewart were fully vested at grant as they were Retirement Eligible.

Employment Agreements
The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Jessett, and Sengelmann. The agreements with Messrs. Campo and Oden expire on July 22, 2020. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Jessett, and Sengelmann expire on August 20, 2020. However, on August 20 of each year, the expiration date of the agreements with Messrs. Stewart, Jessett, and Sengelmann will automatically be extended by one additional year, unless either party provides notice of termination at least six months prior to the date of expiration. Messrs. Campo and Oden each received an annual base salary of $565,742 for 2019 and Messrs. Stewart, Jessett, and Sengelmann received a 2019 annual base salary of $479,112, $463,500, and $412,000, respectively. The agreements generally provide that an executive’s annual base salary may be increased, but it may not be decreased, by the Company. The agreements also provide each such Named Executive Officer is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective Named Executive Officer in the event of a change in control of the Company (in the case of Messrs. Campo, Oden and Stewart) or a termination of such Named Executive Officer’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control” (page 45). Each employment agreement includes a confidentiality covenant and twelve month post-termination non-compete and non-solicitation covenants (provided that the non-compete and non-solicitation covenants will not apply in the case of a termination by the Company without cause, or, in the case of Messrs. Campo and Oden, by the executive with good reason). The employment agreements also provide that the executive is entitled to reimbursement of legal fees and expenses related to disputes regarding the employment agreement following a change in control of the Company.

Outstanding Equity Awards at Fiscal 2019 Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2019 of all unvested share awards held by each Named Executive Officer as of December 31, 2019:

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested
Name
Richard J. Campo	—	(2)	$—
D. Keith Oden	53,660		$5,693,327
H. Malcolm Stewart	—	(2)	$—
Alexander J. Jessett	21,576		$2,289,214
William W. Sengelmann	19,548		$2,074,043

(1)
The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares (subject to the Retirement Eligible provision as defined on page 30 and acceleration provisions upon certain terminations of the holder's employment as described under "Potential Payments Upon Termination or Change In Control" on page 45):

2020 Proxy Statement 42

	Number of Shares Vesting
Vesting Date	Richard J. Campo	D. Keith Oden	H. Malcolm Stewart	Alexander J. Jessett	William W. Sengelmann
2/10/2020	—	2,096	—	—	—
2/15/2020	—	22,961	—	10,558	9,797
3/2/2020	—	262	—	—	—
6/23/2020	—	309	—	—	—
2/15/2021	—	15,100	—	7,407	6,597
3/2/2021	—	615	—	—	—
6/23/2021	—	1,852	—	—	—
8/29/2021	—	10,465	—	—	—
2/15/2022	—	—	—	3,611	3,154
Total	—	53,660	—	21,576	19,548

(2)	Messrs. Campo and Stewart became Retirement Eligible in 2019 and 2016, respectively, and all share awards granted to either of them vest on date of grant.
Stock Vested - Fiscal 2019
The following table sets forth for each Named Executive Officer certain information with respect to share awards vested during 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Richard J. Campo	90,437	$9,200,580
D. Keith Oden	36,777	3,623,159
H. Malcolm Stewart	17,732	1,750,148
Alexander J. Jessett	14,105	1,392,164
William W. Sengelmann	13,738	1,355,941

(1) The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common shares on the vesting date.
Non-Qualified Deferred Compensation
Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers, and other key employees in which the participant may elect to defer cash compensation, options, and/or share awards granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts and deferred option and share awards vest in accordance with their respective terms.
Prior to the establishment of the Company’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, Trust Managers, and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of the Company’s deferred compensation plan in 2005.

2020 Proxy Statement 43

The following table provides certain information regarding contributions to, withdrawals from and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2019:

Name	Executive Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Richard J. Campo
Rabbi Trust	$—	$13,043,826	$(16,272,044)	$57,647,141
Deferred Compensation Plan	2,386,362	6,270,088	(7,977,526)	40,407,471
Total	$2,386,362	$19,313,914	$(24,249,570)	$98,054,612
D. Keith Oden
Rabbi Trust	$—	$14,084,158	$(25,646,766)	$57,609,060
Deferred Compensation Plan	3,750,386	3,188,953	—	51,735,445
Total	$3,750,386	17,273,111	$(25,646,766)	$109,344,505
H. Malcolm Stewart
Rabbi Trust	$—	$3,125,094	$—	$19,566,122
Deferred Compensation Plan	1,748,552	1,261,503	(80,881)	11,397,243
Total	$1,748,552	$4,386,597	$(80,881)	$30,963,365
Alexander J. Jessett
Rabbi Trust	$—	$—	$—	$—
Deferred Compensation Plan	1,273,943	978,988	(886,943)	6,625,235
Total	$1,273,943	$978,988	$(886,943)	$6,625,235
William W. Sengelmann
Rabbi Trust	$—	$527,380	$—	$3,002,512
Deferred Compensation Plan	1,098,417	1,373,653	(159,238)	9,980,636
Total	$1,098,417	$1,901,033	$(159,238)	$12,983,148
(1) Reflects 2019 share awards the Named Executive Officer elected to defer; the grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table on page 38. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his cash deferral amounts, and the deferred share awards will vest in accordance with their terms. Amounts deferred by the participants in 2019 are comprised of the following share awards: Messrs. Campo and Oden-$2,386,362 each; Mr. Stewart-$1,748,552; Mr. Jessett-$1,273,943; and Mr. Sengelmann-$1,098,417. The balance of the amount reported in this column for Mr. Oden represents cash compensation he elected to defer. This amount is included in the “Salary/Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 38.
(2) Aggregate earnings in 2019 represent the net unrealized gain or loss reported by the administrator of the non-qualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or Named Executive Officer contributions, and are not included in the Summary Compensation Table on page 38.
(3) Includes amounts to be paid to the Company by the Named Executive Officer upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$5,554,713; Mr. Oden-$5,710,671; Mr. Stewart-$1,910,139; Mr. Jessett-$0; and Mr. Sengelmann-$274,336.

(4)
Includes the following aggregate amounts previously reported in the Summary Compensation Table on page 38 for 2018 and 2017, combined: Mr. Campo-$4,242,981; Mr. Oden-$6,928,387; Mr. Stewart-$3,082,857; Mr. Jessett-$2,040,607; and Mr. Sengelmann-$1,936,293.

2020 Proxy Statement 44

Potential Payments Upon Termination or Change in Control
The following summarizes the potential compensation payable to each Named Executive Officer under his employment agreement in the event of a termination of such Named Executive Officer’s employment (or, in the case of Messrs. Campo, Oden, and Stewart, a change in control of the Company without regard to whether the executive’s employment terminates). The amounts shown assume such termination (or change in control) was effective as of December 31, 2019 and therefore include amounts earned through such time and are estimates of the amounts which would be paid the Named Executive Officers upon such event. The actual amounts to be paid can only be determined at the time of such event. Under the employment agreements, in all events the Company is obligated to pay all salary and benefits accrued to the Named Executive Officer through and including the date of termination. Additionally, each Named Executive Officer will be entitled to receive the target bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

		Reason For Termination/Acceleration
Name	Benefit	Without Cause (1)	Death or Disability (2)	Change in Control (With Term.) (3)	Change in Control (No Term.) (3)(4)
Richard J.	Bonus	$1,414,355	$1,414,355	$1,414,355	$1,414,355
Campo	Severance	12,110,755	12,110,755	12,110,755	12,110,755
	Options and Awards (5)	—	—	—	—
	Tax Gross-Up Payment (6)	—	—	2,501,547	2,501,547
	Total	$13,525,110	$13,525,110	$16,026,657	$16,026,657
D. Keith Oden	Bonus	$1,414,355	$1,414,355	$1,414,355	$1,414,355
	Severance	12,110,755	12,110,755	12,110,755	12,110,755
	Options and Awards (5)	5,693,327	5,693,327	5,693,327	5,693,327
	Tax Gross-Up Payment (6)	—	—	2,530,978	2,530,978
	Total	$19,218,437	$19,218,437	$21,749,415	$21,749,415
H. Malcolm	Bonus	$958,224	$958,224	$958,224	$958,224
Stewart	Severance	479,112	1,437,336	9,165,925	9,165,925
	Options and Awards (5)	—	—	—	—
	Tax Gross-Up Payment (6)	—	—	1,907,103	1,907,103
	Total	$1,437,336	$2,395,560	$12,031,252	$12,031,252
Alexander J.	Bonus	$927,000	$927,000	$927,000	$—
Jessett	Severance	463,500	1,390,500	1,303,142	—
	Options and Awards (5)	—	2,289,214	2,289,214	2,289,214
	Total	$1,390,500	$4,606,714	$4,519,356	$2,289,214
William W.	Bonus	$824,000	$824,000	$824,000	$—
Sengelmann	Severance	412,000	1,236,000	1,195,003	—
	Options and Awards (5)	—	2,074,043	2,074,043	2,074,043
	Total	$1,236,000	$4,134,043	$4,093,046	$2,074,043

(1)
If the executive’s employment is terminated by the Company for reasons other than for cause or, in the case of Messrs. Campo and Oden, by the Named Executive Officer for good reason, the Named Executive Officer will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to the executive signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Stewart, Jessett and Sengelmann, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable

2020 Proxy Statement 45

years. For these purposes, “annual total compensation” includes salary, bonuses, performance award payments, and the value of long-term incentive compensation, but excludes the value of untaxed fringe benefits.

(b)
Benefits: The Named Executive Officer will continue to receive health and welfare benefits, as if the Named Executive Officer had not been terminated, until, in the case of Messrs. Stewart, Jessett and Sengelmann, the earlier of (i) the Named Executive Officer obtaining employment with another company or (ii) the end of the employment term, and, in the case of Messrs. Campo and Oden, one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(c)	Vesting: Messrs. Campo and Oden will become fully vested in the unvested portion of any award made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar plan.

(2) If the employment term is terminated by reason of death or disability, the Named Executive Officer will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Stewart, Jessett and Sengelmann, one times his respective annual base salary, including targeted cash bonus, at the date on which death or disability occurs, and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years.

(b)	Benefits: In the case of a termination due to disability, the Named Executive Officer will continue to receive all benefits provided under any long-term disability program of the Company.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar plan.

(3)
In the case of Messrs. Campo, Oden and Stewart, the following benefits are triggered upon a change in control regardless of termination. In the case of all other Named Executive Officers, the following benefits are triggered upon termination by reason of a change in control (except in the case of vesting of awards). In the case of Messrs. Campo and Oden, the following benefits are subject to the executive signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Jessett and Sengelmann, a lump sum equal to 2.99 times his respective average annual salary over the previous three taxable years and, in the case of Messrs. Campo, Oden and Stewart, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the previous three taxable years.

(b)
Benefits: The Named Executive Officer will continue to receive health and welfare benefits, as if the Named Executive Officer had not been terminated, until one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

(4)	Pursuant to the Company’s 2011 Share Incentive Plan, as amended, in connection with a change in control, all unvested options and share awards will be fully vested.

(5)
The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2019. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common shares on the last trading day of the fiscal year exceeds the exercise price of the award by the number of shares subject to the accelerated portion of the award. For share awards, this value is calculated by multiplying the closing price of our common shares on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.

(6)
The employment agreement for each of these Named Executive Officers provides that, if the payments and benefits received by the executive in connection with a change in control of the Company resulted in the imposition of excise taxes under Sections 280G and 4999 of the Code, the executive will be entitled to an additional payment from the Company such that the executive would receive the same amount on an after-tax basis as if the excise taxes had not applied.

CEO Compensation Pay Ratio
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have

2020 Proxy Statement 46

determined that our CEO’s total compensation for 2019 was $4,053,465, and the median of the total 2019 compensation of all of our employees (excluding our CEO) was $54,107. Accordingly, we estimate the ratio of our CEO’s total compensation for 2019 to the median of the total 2019 compensation of all of our employees (excluding our CEO) to be 75 to 1.
We identified the median employee by taking into account the total cash compensation paid for 2019 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2019, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2019, and we did not annualize the compensation for any employees who were not employed by us for all of 2019. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
Once the median employee was identified as described above, that employee’s total annual compensation for 2019 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.
Equity Compensation Plans
The Company currently maintains two active equity compensation plans: the 2018 Share Incentive Plan (the "2018 Share Plan") and the 2018 Employee Share Purchase Plan (the "2018 ESPP"). The Company also maintains the 2011 Share Incentive Plan (the "2011 Share Plan"), although no new awards may be granted under the 2011 Share Plan. Each of these plans has been approved by the Company’s shareholders. The following table gives information about the Company's equity compensation plans as of December 31, 2019.

Plan category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of Common Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	2,232,316	(1)	$—	(2)	2,659,985	(3)
Equity compensation plans not approved by shareholders	N/A		N/A		N/A
Total	2,232,316		$—		2,659,985

(1)
This number of shares includes 1,383,917 shares of our common stock subject to stock options deferred under Company deferred compensation plans, and 848,399 shares of our common stock subject to outstanding Restricted Share Units (RSUs), the payment of which has been deferred under Company deferred compensation programs.

(2)	The weighted-average exercise price of outstanding options is calculated exclusive of RSUs and exclusive of options that have been deferred under Company deferred compensation programs.

(3)
Of the aggregate number of shares that remained available for future issuance, 2,189,978 were available under the 2018 Share Plan and 470,007 were available under the 2018 ESPP. The shares available for awards under the 2018 Share Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2018 Share Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. No new awards may be granted under the 2011 Share Plan.

2020 Proxy Statement 47

PROPOSAL 1 - ELECTION OF TRUST MANAGERS
In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, education, media and technology enterprises, private equity investment, financial institutions and multifamily and related businesses. Set forth on the following pages are the conclusions reached by the Board with regard to its nominees.
There are currently eleven Trust Managers on the Board. William B. McGuire, Jr. will retire from the Board effective as of the time of the 2020 annual meeting of shareholders as a result of the Company's mandatory Trust Manager retirement policy. The Nominating and Corporate Governance Committee of the Board nominated, and the Board determined to recommend, each of the other ten current Trust Managers for election at the annual meeting. No nominee was selected for nomination at the 2020 annual meeting as a result of any arrangement or understanding between that nominee and any other person.
Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.
All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the past five years.

Richard J. Campo

Mr. Campo has been Chairman of the Board and CEO of the Company since 1993 and currently also serves as the Chair of our Executive Committee. He co-founded Camden’s predecessor companies in 1982, and prior to that worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.
Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of other private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	65
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

2020 Proxy Statement 48

Heather J. Brunner

Ms. Brunner has been a Trust Manager since 2017 and currently serves as Chair of our Nominating and Corporate Governance Committee and member of our Audit Committee. Ms. Brunner has been Chief Executive Officer and Chairwoman of WP Engine, Inc., a private cloud content management services company, since October 2013, and served as its Chief Operating Officer from May 2013 to October 2013. From 2009 through May 2013, she served as Chief Operating Officer of Bazaarvoice, a market leader in commerce solutions. Prior to that, Ms. Brunner served as Senior Vice President of Bazaarvoice, Chief Executive Officer of Nuvo, a wholly owned subsidiary of Trilogy, and Chief Operating Officer for B-Side Entertainment, a privately funded entertainment technology company. Prior to that, she held a variety of other management roles at Coremetrics, Trilogy, Concero, Oracle and Accenture. Ms. Brunner holds a Bachelor’s Degree in International Economics from Trinity University.

Ms. Brunner was nominated to serve on our Board because of her extensive experience in technology and innovation, and her strong skills in operations and client services. She has substantial executive and leadership experience, and her roles as CEO and COO at various companies has provided her expertise in the area of corporate governance.

Age	51
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

Mark D. Gibson

Mr. Gibson has been a Trust Manager since 2020. Mr. Gibson currently serves as Chief Executive Officer, Capital Markets, Americas of Jones Lang LaSalle, Inc., a real estate services and investment management firm. He previously served as Executive Managing Director, Vice Chairman and Chief Executive Officer of HFF, Inc. (formerly Holliday Fenoglio & Company and acquired by Jones Lang LaSalle) from 2014 to 2019, and he served as Director and Vice Chairman from 2006-2014. Prior to that Mr. Gibson was a founding partner of HFF LP and served as the company’s Executive Managing Director from 2003 to 2006 and Co-Head, Dallas Office and Senior Vice President from 1993 to 2010. Mr. Gibson received his Bachelor of Business Administration from University of Texas at Austin.

Mr. Gibson was nominated to serve on our Board because of his extensive experience in the real estate industry, having previously served as Chairman of both the Texas Real Estate Council of Dallas, as well as the UT Real Estate Finance and Investment Center. As Mr. Gibson is routinely involved in large-scale public company M&A activity, he has keen insight on business and strategic outlooks. He has considerable executive and leadership experience, and his position as CEO and Chairman at various businesses has provided him expertise in corporate governance.

Age	61
Trust Manager Since	2020
Other Current Directorships	None
Past Directorships	HFF, Inc. (2006-2019)

2020 Proxy Statement 49

Scott S. Ingraham

Mr. Ingraham has been a Trust Manager since 1998 and currently serves on our Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc., a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992 he worked in the areas of real estate finance, mortgage, and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.
Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Age	66
Trust Manager Since	1998
Other Current Directorships	Kilroy Realty, Inc. (office property REIT) RealPage, Inc. (property management software)
Past Directorships	None in the past five years

Renu Khator

Dr. Khator has been a Trust Manager since 2017 and currently serves as Chair of our Compensation Committee and member of our Audit Committee. Dr. Khator has been Chancellor of the University of Houston System and President of the University of Houston since January 2008. She was Provost and Senior Vice President of the University of South Florida from 2003 through 2007. Prior to this date, she served in a variety of roles at the University of South Florida. Dr. Khator holds a Bachelor’s Degree in Liberal Arts from Kanpur University in India, a Master’s Degree in Political Science from Purdue University and a Ph.D in Political Science and Public Administration from Purdue University.

Dr. Khator was nominated to serve on our Board because of her considerable experience in education and administration. She has strong skills in communication, international relations and proven leadership ability. Her experience in serving as a director of several other governmental and private entities has provided her with expertise in corporate governance.

Age	64
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

2020 Proxy Statement 50

D.Keith Oden

Mr. Oden has been Executive Vice Chairman of the Board since July 2019, and a Trust Manager since 1993. Prior to his appointment as Executive Vice Chairman of the Board, he served as President of the Company since 1993. He co-founded Camden’s predecessor companies in 1982, and prior to that served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.
Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer, and panelist for the faculty and students pursuing their MBAs in real estate finance.

Age	63
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

William F. Paulsen

Mr. Paulsen has been a Trust Manager since 2005. Mr. Paulsen is a Private Investor who previously served as a Founder, CEO and Co-Chairman of the Board of Directors of Summit Properties, Inc. until the company’s merger with Camden Property Trust in 2005. Prior to Summit, he was a Director of the MBA Program at The University of North Carolina at Chapel Hill. Mr. Paulsen holds both a Bachelor’s Degree in Business Administration and an MBA from The University of North Carolina at Chapel Hill.
Mr. Paulsen was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing the National Association of Corporate Directors (NACD) comprehensive program of study for directors and corporate governance professionals. He is a NACD Board Leadership Fellow. In addition, his experience in serving as both an executive and a director of other public, private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	73
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

2020 Proxy Statement 51

Frances Aldrich Sevilla-Sacasa

Ms. Aldrich Sevilla-Sacasa has been a Trust Manager since 2011 and currently serves as Chair of our Audit Committee. Ms. Aldrich Sevilla-Sacasa is a Private Investor and was CEO of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. She served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.
Ms. Aldrich Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

Age	64
Trust Manager Since	2011
Other Current Directorships	Callon Petroleum Company or its predecessor (oil and gas exploration and development)
Past Directorships	None in the past five years

Steven A. Webster

Mr. Webster has been a Trust Manager since 1993 and currently serves on both our Compensation and Nominating and Corporate Governance Committees. Mr. Webster serves as the Managing Partner of AEC Partners, a private equity firm which invests in the energy industry, and continues to co-manage its predecessor partnerships, Avista Capital Partners Funds I-III, which he co-founded in 2005, focusing on investments in healthcare, energy and other industries. From 2000 until 2005, Mr. Webster served as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which made private equity investments in the energy business. From 1998 to 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and CEO of Falcon Drilling Company, which he founded in 1988. Mr. Webster has been a financial intermediary since 1979 and an active investor in the energy sector since 1984. Mr. Webster holds an MBA from Harvard University, and both a Bachelor of Science Degree in Industrial Management and an Honorary Doctorate in Management from Purdue University.
Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience, and his business leadership skills from his tenure as CEO and/or director of several publicly-traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions.

Age	68
Trust Manager Since	1993
Other Current Directorships	Callon Petroleum Company or its predecessor (oil and gas exploration and development) ERA Group, Inc. (helicopter operations and leasing) Oceaneering International, Inc. (subsea engineering)
Past Directorships	Hercules Offshore, Inc. (offshore drilling and liftboat services) (2004-2015) Basic Energy Services, Inc. (oil and gas wellsite services) (2001-2016)

2020 Proxy Statement 52

Kelvin R. Westbrook

Mr. Westbrook has been a Trust Manager since 2008 and our Lead Independent Trust Manager and member of our Executive Committee since January 2017. Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services to telecommunications, media, and other industries, since 2007. Prior to that time, he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President, and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.
Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media, and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

Age	64
Trust Manager Since	2008
Other Current Directorships	Archer-Daniels Midland Company (agribusiness-crop origination and transportation) T-Mobile USA, Inc. (mobile telecommunications) The Mosaic Company (agribusiness-crop nutrition)
Past Directorships	Stifel Financial Corp. (financial services) (2007 - 2018)

Required Vote

Each nominee must be elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

The Board recommends you vote FOR each of the nominees listed above.

2020 Proxy Statement 53

AUDIT COMMITTEE INFORMATION
Deloitte served as the Company’s independent registered public accounting firm for fiscal year 2019. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board, and it is available on the Investors' section of the Company’s website at www.camdenliving.com.
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with management, Deloitte, and Internal Audit the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2020.

2020 Proxy Statement 54

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee:
Frances Aldrich Sevilla-Sacasa, Chair
Heather J. Brunner
Scott S. Ingraham
Renu Khator

Independent Registered Accounting Firm Fees
The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2019	2018
Audit Fees (b)	$1,553,555	$1,517,593
Tax Fees (c)	159,177	138,505
All Other Fees	—	—
Total (d)	$1,712,732	$1,656,098

(a)	All such services provided to the Company by the Deloitte Entities during 2019 and 2018 were pre-approved by the Audit Committee.

(b)	Fees for audit services billed in 2019 and 2018 include the following:
●    Audit of annual financial statements;
●    Audit of internal controls over financial reporting;
●    Reviews of quarterly financial statements; and
●    Issuances of comfort letters, consents, and other services related to SEC matters.

(c)	Fees for tax services billed in 2019 and 2018 included tax compliance services and tax planning and advisory services.

(d)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $15,000 and $10,000 in 2019 and 2018, respectively.

2020 Proxy Statement 55

Pre-Approval Policies and Procedures
The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services (includes tax and all other fees) provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees or has established pre-approval levels associated with each proposed service. The Audit Committee believes providing a range of fees for a service or a pre-approval fee level, incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence. Any pre-approval services less than the established pre-approval fee level will be reported to the Audit Committee at the meeting that occurs immediately after the engagement of the independent registered public accounting firm.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm for 2020.
The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2020.

2020 Proxy Statement 56

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals. Please read the “Compensation Discussion and Analysis” beginning on page 25 and the tables that follow for additional details about the Company’s executive compensation programs, including information about the 2019 compensation of the Named Executive Officers.
Shareholders approved the Company’s executive compensation at the Company’s 2019 annual meeting of shareholders by an approximate 92.4% affirmative vote. The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to help ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

●	provides a significant portion of each executive’s compensation as variable compensation through bonuses which are awarded based on achievement of pre-established performance goals; and

●
generally provides more than half of each executive's total compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention through multi-year vesting schedules.

In addition, we are committed to good corporate governance to promote the long-term interests of shareholders. We have an independent Compensation Committee that has retained an independent compensation consultant, and we have adopted anti-hedging and clawback policies and share ownership guidelines for our Named Executive Officers.
The Company is asking shareholders to indicate their support for its Named Executive Officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”
This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board, and will not be construed as overruling a decision by, or creating or implying an additional duty for, the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation, and expects to conduct the next advisory vote at the Company’s 2021 annual meeting of shareholders.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the advisory vote on executive compensation.

2020 Proxy Statement 57

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information
The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. The Company makes available free of charge in the Investors' section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available in the Investors' section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, and Nominating and Corporate Governance Committees and each is available in print, without charge, to any shareholder requesting a paper copy of the documents by contacting Investor Relations at the Company’s address at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

Shares Outstanding

All shareholders of record on the close of business on March 16, 2020 are entitled to vote at the annual meeting. On March 16, 2020, the Company had 99,629,548 common shares outstanding; of this amount, 2,250,403 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.
Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Voting

If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.
If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your

2020 Proxy Statement 58

account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.
You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or “Abstain” from voting, for the ratification of Deloitte as the Company’s independent registered public accounting firm for 2020, and on the advisory vote on executive compensation.
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.
If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for ratification of Deloitte as the Company’s independent registered accounting firm for 2020 and for approval of the advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers, or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes. For approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome.
Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
Quorum

The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.

2020 Proxy Statement 59

Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers, and other employees may solicit proxies personally or by telephone, mail, facsimile, or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.
Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.
Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.
Prior to the merger of the Company with Summit Properties, Inc. (“Summit”) in 2005, Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to those paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $154,447 in 2019.
In September 2018, we entered into an agreement with certain holders of common units of limited partnership interest in one of our consolidated operating partnerships, Camden Summit Partnership, L.P. ("CSPLP"), which holders include Mr. Paulsen and William B. McGuire, Jr.  This agreement modifies the original terms of the Tax Protection Agreement dated February 28, 2005 which states the CSPLP must maintain a certain amount of secured debt until February 28, 2020 to protect the negative tax capital of the unitholders or reimburse the unitholders for income taxes incurred from the repayment of this indebtness.  Pursuant to the agreement, CSPLP incurred $100.0 million of unsecured debt with an unrelated third party which was guaranteed by Camden. Additionally, each such unitholder agreed to indemnify Camden for their portion of the unsecured debt equal to the amount of income and gain which would be required to be recognized by the applicable unitholder due to their negative tax capital account; the indemnities are for a one-year period with an annual renewal right. For Mr. Paulsen

2020 Proxy Statement 60

and Mr. McGuire, these amounts would be $10.0 million and $11.2 million, respectively. In return, CSPLP agreed to extend the duration of the Tax Protection Agreement for two years for each year such unitholder's indemnification agreement remains in place.

2020 Proxy Statement 61

SHAREHOLDER PROPOSALS AND TRUST MANAGER NOMINATIONS
Shareholders may present business, including the nominating of Trust Managers for election to the Board, for action at a meeting of shareholders only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and the applicable provisions of the Company’s Fourth Amended and Restated Bylaws, as further described below:
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2021 no later than November 24, 2020, and the submission of such shareholder proposal must comply with the procedural and other requirements set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
Requirements for Other Business Not Intended for Inclusion in Proxy Materials and for Nomination of Trust Managers. In addition, the Company’s Bylaws permit shareholders to propose other business and submit nominations of Trust Managers at any annual meeting of shareholders. In order for a shareholder to propose other business or nominate one or more persons for election to the Board at an annual meeting of shareholders, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth below not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the annual meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the Bylaw provision by writing to the Company’s corporate secretary at the address set forth below. A copy of the Company’s Fourth Amended and Restated Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated July 25, 2019.

Corporate Secretary Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

2020 Proxy Statement 62

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 13, 2020

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 16, 2020 May 13, 2020 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2020 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Mark D. Gibson
04) Scott S. Ingraham
05) Renu Khator
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 13, 2020

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 16, 2020 May 13, 2020 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2020 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Mark D. Gibson
04) Scott S. Ingraham
05) Renu Khator
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

Note: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 13, 2020

This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden, and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 13, 2020 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager, and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan
VOTE BY INTERNET - www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 8, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 8, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees: 1.Election of Trust Managers	☐	☐	☐	______________________________________
Nominees
01) Richard J. Campo 02) Heather J. Brunner 03) Mark D. Gibson 04) Scott S. Ingraham 05) Renu Khator	06) D. Keith Oden 07) William F. Paulsen 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook
The Board of Trust Managers recommends you vote FOR the following proposals:				For	Against	Abstain
2.Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.				☐	☐	☐
3.Approval, by an advisory vote, of executive compensation.				☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)		Date